As filed with the Securities and Exchange Commission on December 30, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SUPERIOR WELL SERVICES, INC.*
(Exact name of Registrant as specified in its charter)

Delaware	20-2535684
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(724) 465-8904
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
David E. Wallace
Chief Executive Officer
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(724) 465-8904
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Brett E. Braden
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin, Suite 2500
Houston, Texas 77002-6760
(713) 758-2222
(713) 615-5756 (Fax)
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

*	Includes certain subsidiary guarantor registrants of Superior Well Services, Inc. identified below.
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate Offering	Registration
Securities to be Registered	Registered	Price(1)	Fee
Series A 4% Convertible Preferred Stock	75,000	$75,000,000	$2,947.50
Common Stock(2)(3)
Second Lien Notes due 2013	$80,000,000	$80,000,000	$3,144.00
Guarantees of the Second Lien Notes due 2013(4)	$80,000,000
Total		$155,000,000	$6,091.50

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2)	Shares of common stock issuable upon conversion of the Series A 4% Convertible Preferred Stock at an initial rate of 40 shares of common stock per share of Series A 4% Convertible Preferred Stock. This registration statement is registering the resale of the Series A 4% Convertible Preferred Stock and the underlying shares of common stock into which the Series A 4% Convertible Preferred Stock is convertible. Pursuant to Rule 416 under the Securities Act of 1933, the number of shares of common stock registered hereby shall include an indeterminate number of additional shares of common stock that may be issuable as a result of antidilution adjustments.

(3)	Pursuant to Rule 457(i) under the Securities Act of 1933, there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the Series A 4% Convertible Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

(4)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to the guarantees. See below for a table of registrant guarantors.
ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

	STATE OR OTHER	PRIMARY STANDARD
	JURISDICTION OF	INDUSTRIAL
EXACT NAME OF ADDITIONAL REGISTRANT AS	INCORPORATION OR	CLASSIFICATION	IRS EMPLOYEE
SPECIFIED IN ITS CHARTER	ORGANIZATION	CODE NUMBER	IDENTIFICATION NO.
Superior GP, L.L.C.	Delaware	1389	20-2630324
Superior Well Services, Ltd.	Pennsylvania	1389	23-2905693
SWSI Fluids, LLC	Delaware	1389	26-3380056

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED, DECEMBER 29, 2008
PROSPECTUS
SUPERIOR WELL SERVICES, INC.
75,000 Shares of Series A 4% Convertible Preferred Stock
Shares of Common Stock Issuable Upon Conversion of the Series A Preferred Stock
$80,000,000 Aggregate Principal Amount of Second Lien Notes due 2013
     This prospectus relates to 75,000 shares (the “Preferred Shares”) of Series A 4% Convertible Preferred Stock (the “Series A Preferred Stock”), the shares (the “Common Shares”) of common stock that are issuable upon conversion of the Preferred Shares and $80,000,000 in aggregate principal amount of Second Lien Notes due 2013 (the “Notes,” and together with the Preferred Shares and Common Shares, the “Securities”) that may be offered and sold from time to time by the securityholder named in this prospectus. The Securities were issued to Diamondback Holdings, LLC on November 18, 2008 as partial consideration for the purchase of certain assets related to Diamondback’s stimulation and pumping services segment, fluid logistics and well-site services segment and completion and production services segment. The selling securityholder may sell none, some or all of the Securities offered by this prospectus. Sales may be at fixed prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. Such sales may occur in the open market, in negotiated transactions and sales by a combination of these methods. We will not receive any of the proceeds from the sale of the Securities covered by this prospectus, but we will bear the cost relating to the registration of the Securities.
     Investing in the Securities involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 3 of this prospectus.
     We have not listed, and do not intend to list, the Series A Preferred Stock or the Notes on any securities exchange or automated quotation system. Our common stock is listed on the Nasdaq Global Select Market under the symbol “SWSI.” On December 23, 2008, the last reported sale price of our common stock on the Nasdaq Global Select Market was $8.85.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated December   , 2008.

     You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any dealer or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the selling securityholder may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a description of the securities that may be offered by the selling securityholder. Each time the selling securityholder sells securities, the selling securityholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling securityholder and the terms of the offering. Any prospectus supplement may add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.
     Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information.” You are urged to read this prospectus carefully, including the “Risk Factors,” and our SEC reports in their entirety before investing in our securities.
     Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Superior,” “Company,” “our,” “us” or “we” are to Superior Well Services, Inc. and its subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any documents that are filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information.
     Our filings are also available to the public through the SEC’s website at http://www.sec.gov.
     We incorporate by reference information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus. Any information that we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and that is deemed “filed,” with the SEC will automatically update and supersede this information. You should rely only on the information contained in or incorporated by reference in this prospectus and in any applicable prospectus supplement. In the event the information set forth in a prospectus supplement differs in any way from the information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document. Our business, financial condition, results of operations and prospects may have changed since that date.
     The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:
•	Our annual report on Form 10-K for the year ended December 31, 2007;

•	Our quarterly reports on Form 10-Q for the quarter ended March 31, 2008, the quarter ended June 30, 2008 and the quarter ended September 30, 2008;

•	Our current reports on Form 8-K filed on January 7, 2008, January 18, 2008, March 11, 2008, May 8, 2008, June 2, 2008, July 11, 2008, August 7, 2008, September 18, 2008, October 3, 2008, October 17, 2008, November 21, 2008 and December 15, 2008 and our current reports on Form 8-K/A filed on October 17, 2008 and December 24, 2008 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K);

•	The description of our common stock in our Registrant Statement on Form 8-A, filed on July 15, 2005, and all amendments or reports filed for the purpose of updating such description; and

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities that is deemed “filed.”

You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:
Superior Well Services, Inc.
Attention: Corporate Secretary
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(724) 465-8904
     We also maintain a website at http://www.swsi.com. However, the information on our website is not part of this prospectus.
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements contained in or incorporated by reference into this prospectus, as well as other written and oral statements made or incorporated by reference from time to time by us and our representatives in other reports, filings with the SEC, press releases, conferences, or otherwise, may be deemed to be forward-looking statements within the meaning of Section 2lE of the Exchange Act. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” “may,” and similar expressions, as they relate to us and our management, identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled “Risk Factors” included in this prospectus and elsewhere in or incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our subsequent SEC filings and those factors summarized below:
•	a decrease in domestic spending by the oil and natural gas exploration and production industry;

•	a decline in or substantial volatility of natural gas and crude oil commodity prices;

•	overcapacity and competition in our industry;

•	unanticipated costs, delays and other difficulties in executing our growth strategy;

•	the loss of one or more significant customers;

•	the loss of or interruption in operations of one or more key suppliers;

•	the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in our SEC filings.
     Other factors besides those described in this prospectus, any prospectus supplement or the documents we incorporate by reference herein could also affect our actual results. These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.
     Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. Our assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PROSPECTUS SUMMARY
     The following summary does not contain all the information that may be important to you and is qualified in its entirety by more detailed information appearing elsewhere in, or incorporated by reference into, this prospectus. You should read the entire prospectus, paying particular attention to the risks referred to under the heading “Risk Factors,” request from us all additional public information you wish to review relating to us and the Series A Preferred Stock and complete your own examination of us and the terms of the Series A Preferred Stock before making an investment decision.
Superior Well Services, Inc.
     We are a publicly traded oilfield services company operating in many of the major oil and natural gas producing regions of the United States. We provide a wide range of wellsite solutions to oil and natural gas companies, primarily technical pumping services and down-hole surveying services. We focus on offering technologically advanced equipment and services at competitive prices, which we believe allows us to successfully compete against both major oilfield services companies and smaller, independent service providers.
     Our principal executive offices are located at 1380 Rt. 286 East, Suite #121, Indiana, Pennsylvania 15701, and our telephone number is (724) 465-8904. Our common stock is listed on the NASDAQ Global Select Market under the symbol “SWSI.” We maintain a website at http://www.swsi.com. Information contained on or accessible through our website is not part of this prospectus, and you should rely only on information contained in this prospectus when making an investment decision. Additional information about our company is included in reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”
RISK FACTORS
     Your investment in the Series A Preferred Stock, the shares of our common stock issuable upon conversion of the Series A Preferred Stock and the Notes involves risks. You should carefully consider, in addition to the other information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement, including the risk factors included in our annual report on Form 10-K for the year ended December 31, 2007 and our quarterly report on Form 10-Q for the quarter ended September 30, 2008, the risks described below before deciding whether an investment in the Series A Preferred Stock, the shares of our common stock issuable upon conversion of the Series A Preferred Stock or the Notes is appropriate for you.
     The risks incorporated by reference and those described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.
Risks Related to Our Business
     Our financial and operating results are subject to a number of factors, many of which are not within our control. These factors include the following:
We may face difficulties in achieving the expected benefits of the Acquisition.
     We may not be able to achieve fully the strategic and financial objectives we hope to achieve from our acquisition of certain assets related to Diamondback Holdings, LLC’s stimulation and pumping services segment, fluid logistics and well-site services segment and completion and production services segment. We refer to Diamondback Holdings, LLC as “Diamondback” and we refer to the transaction with Diamondback as the “Acquisition.” The success of the Acquisition will depend on a number of factors, including our ability to integrate Diamondback’s assets and operations into our existing operations, compete effectively in the markets in which we currently operate, expand operations, maintain existing relationships with current customers and retain and attract qualified management and personnel.
Diamondback’s management and auditors identified significant deficiencies that, in the aggregate, resulted in a material weakness in the operation of Diamondback’s internal controls during the period ended December 31, 2005 and the year ended December 31, 2006, which could result in its, and in the future, our, financial statements being materially misleading.

     In connection with preparing its financial statements for the period ended December 31, 2005 and the year ended December 31, 2006, Diamondback and its auditors identified numerous significant deficiencies relating to the lack of a complete and thorough period-end closing and financial reporting process and related controls that, in the aggregate, constituted a material weakness. The Public Company Accounting Oversight Board has defined a material weakness as a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected by the company’s internal control. Accordingly, a material weakness increases the risk that the financial information regarding Diamondback that we report, including information in our future financial statements and annual and quarterly reports relating to the assets and operations we acquired from Diamondback, contains material errors.
     We are in the process of integrating the assets and operations we acquired from Diamondback into our existing accounting and financial reporting systems and other internal control systems. Because Diamondback’s historical accounting and financial reporting systems are different and more decentralized than our own, this integration process may present significant challenges and may be more difficult and time consuming than we currently anticipate. If we fail to achieve this integration effectively or timely, our ability to maintain an effective system of internal controls over financial reporting and the accuracy and timeliness of the filing of our annual and quarterly reports may be materially adversely affected. This could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. In addition, a material weakness or deficiencies in the effectiveness of our internal control over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures and management attention to comply with our obligations under Section 404 of the Sarbanes-Oxley Act, each of which could have a material adverse effect on our business, results of operations and financial condition.
We may face difficulties in managing additional services we now offer our customers as a result of the Acquisition.
     As a result of the Acquisition, we now offer additional services to our customers. These additional services include fluid logistics services and completion, production and rental tools services. Our success in operating these new service offerings will depend upon, among other things, the ability of our management to successfully implement sound business strategies and avoid the legal and business risks of these new service offerings. There can be no assurance that we will be able to do any of the foregoing. In addition, any such undertakings may result in additional costs without an immediate increase in revenues and may divert our management’s attention from the operation and growth of our core service offerings.
The loss of or interruption in operations of one or more of our key suppliers could have a material adverse effect on our operations.
     Our reliance on outside suppliers for some of the key materials and equipment we use in providing our services involves risks, including limited control over the price, timely delivery and quality of such materials or equipment. We are particularly dependent on the availability of sufficient supplies of frac sand, acid, frac chemicals and other materials at favorable prices. As a result of the Acquisition, we now require substantially higher volumes of raw materials and equipment than we have historically needed. Our suppliers may not be able to satisfy this increased demand on schedule or at favorable prices and we may become more vulnerable to supply disruptions. Our inability to obtain timely delivery of key materials or equipment of acceptable quality or any significant increases in prices of materials or equipment could result in material operational delays, increase our operating costs, limit our ability to service our customers’ wells or otherwise materially and adversely affect our business and operating results.
The loss of members of our management team or the failure to retain certain key employees hired as a result of the Acquisition could have an adverse effect on our business, financial condition and results of operations.
     We depend to a large extent on the services of our management teams and certain key employees. The loss of the services of our executive officers, and other key personnel, or the failure to retain certain key employees hired as a result of the Acquisition, particularly employees formerly associated with Diamondback’s fluid logistics services and completion, production and rental tools services segments, could harm our ability to operate the acquired assets and adversely affect our business, financial condition and results of operations.

Our actual financial position and results of operations may differ materially and adversely from the pro forma amounts incorporated by reference into this prospectus.
     The unaudited pro forma financial data included in our current report on Form 8-K/A filed on December 24, 2008 and incorporated by reference into this prospectus is not necessarily indicative of the results that actually would have been achieved had the Acquisition and the related financing transactions been consummated on January 1, 2007 or September 30, 2008, or that may be achieved in the future. We can provide no assurances as to how our existing assets and operations and the assets and operations acquired from Diamondback would have been operated together, or how they will be operated in the future, which, together with other factors, could have a material adverse effect on our future results of operations and financial position.
As a result of the Acquisition, we have significantly higher levels of indebtedness than we had before the Acquisition.
     As a result of the Acquisition, we have significantly higher levels of debt and interest expense than we had immediately prior to the Acquisition. As of September 30, 2008, after giving effect to the Acquisition and the related financing transactions, we have approximately $209.3 million of indebtedness outstanding. The significant level of combined indebtedness after the Acquisition may have an adverse effect on our future operations, including:
•	limiting our ability to obtain additional financing on satisfactory terms to fund our working capital requirements, capital expenditures, acquisitions, investments, debt service requirements and other general corporate requirements;

•	increasing our vulnerability to general economic downturns, competition and industry conditions, which could place us at a competitive disadvantage compared to our competitors that are less leveraged;

•	increasing our exposure to rising interest rates because a portion of our borrowings will be at variable interest rates;

•	reducing the availability of our cash flow to fund our working capital requirements, capital expenditures, acquisitions, investments and other general corporate requirements because we will be required to use a substantial portion of our cash flow to service debt obligations; and

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.
We depend on a relatively small number of customers for a substantial percentage of our revenue and this percentage will increase as a result of the Acquisition. The inability of one or more of our customers to meet their obligations or the loss of our business with one or more of our top three customers, in particular, may adversely affect our financial condition and results of operations.
     Although the Acquisition will expand our customer base, we expect to continue to derive an increasingly significant amount of our revenue from a relatively small number of independent oil and natural gas companies after the Acquisition. For 2007 and for the first nine months of 2008, eight companies accounted for 42% and 44% of our revenue, respectively. Our inability to continue to provide services to these key customers, if not offset by additional sales to other customers, could adversely affect our financial condition and results of operations. Moreover, the revenue we derived from our top two and top three customers accounted for approximately 22% and 27% of our revenue, respectively, for the first nine months of 2008. On a pro forma basis after giving effect to the Acquisition, our top two and top three customers would have accounted for approximately 19% and 20% of our revenue, respectively, over the same period. These companies may not provide the same level of our revenue in the future for a variety of reasons, including their lack of funding, a strategic shift on their part in moving to different geographic areas in which we do not operate or our failure to meet their performance criteria. The loss of all or a significant part of this revenue would adversely affect our financial condition and results of operations. This concentration of customers may also impact our overall exposure to credit risk in that customers may be similarly affected by changes in economic and industry condition. We do not generally require collateral in support of our trade receivables.

As a result of the Acquisition, we acquired additional assets that are subject to stringent environmental laws and regulations, with which the failure to comply may subject us to significant costs and liabilities.
     Our business is significantly affected by stringent and complex federal, state and local laws and regulations governing the discharge of substances into the environment or otherwise relating to environmental protection. As a result of the Acquisition, we acquired additional assets, and unexpected costs and challenges may arise whenever businesses with different assets, operations or management are combined. We may discover previously unknown liabilities associated with the newly acquired assets, including liabilities under the same stringent environmental laws and regulations relating to the releases of pollutants into the environment and environmental protection as applicable to our existing facilities. Such discovery may cause our operation of these new assets to incur increased costs to address these liabilities or to attain compliance with such environmental requirements.
     Among the assets we acquired from Diamondback are six injection well disposal systems in North Texas and Southern Oklahoma. We will dispose of fluids, including saltwater, into the disposal wells, which poses some risk of liability, including leakage from the wells to surface and subsurface soils, surface water or groundwater. We will also handle, transport and store these fluids. The handling, transportation, storage and disposal of these fluids are regulated by a number of laws, including: the Resource Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation, and Liability Act; the Clean Water Act; the Safe Drinking Water Act; and other federal and state laws and regulations. We also acquired assets that necessitate the handling of petroleum products, and failure to properly handle, store, transport or dispose of these materials in accordance with applicable environmental laws and regulations could expose us to liability for administrative, civil and criminal penalties, cleanup costs and liability associated with releases of such materials, damages to natural resources, and actions enjoining some or all of our operations. Such liability may be on a strict liability basis, without regard to fault, and, under certain circumstances, on a joint and several basis. Current environmental laws, regulations, and enforcement policies are subject to future change or re-interpretation, which could require us to make significant unanticipated capital and operating expenditures.
Our operations may incur substantial liabilities to comply with climate change legislation and regulatory initiatives.
     Recent scientific studies have suggested that emissions of certain gases, commonly referred to as “greenhouse gases” and including carbon dioxide and methane, may be contributing to warming of the Earth’s atmosphere. In response to such studies, the U.S. Congress has been actively considering legislation to reduce emissions of greenhouse gases. In addition, more than one-third of the states already have begun implementing legal measures to reduce emissions of greenhouse gases, primarily through the development of greenhouse gas emission inventories and/or regional greenhouse gas cap and trade programs. Also, on April 2, 2007, the U.S. Supreme Court in Massachusetts, et al. v. EPA held that carbon dioxide may be regulated as an “air pollutant” under the federal Clean Air Act and that the EPA must consider whether it is required to regulate greenhouse gas emissions from mobile sources such as cars and trucks. Moreover, the Court’s holding in the Massachusetts decision that greenhouse gases fall under the federal Clean Air Act’s definition of “air pollutant” also may result in future regulation of greenhouse gas emissions from stationary sources. In July 2008, the EPA released an Advance Notice of Proposed Rulemaking regarding possible future regulation of greenhouse gas emissions under the Clean Air Act, in response to the Supreme Court’s decision in Massachusetts. In the notice, the EPA evaluated the potential regulation of greenhouse gases under the Clean Air Act and other potential methods of regulating greenhouse gases. Although the notice did not propose any specific, new regulatory requirements for greenhouse gases, it indicates that federal regulation of greenhouse gas emissions could occur in the near future. Thus, there may be restrictions imposed on the emission of greenhouse gases even if Congress does not adopt new legislation specifically addressing emissions of greenhouse gases. Although it is not possible at this time to predict how legislation or new regulations that may be adopted to address greenhouse gas emissions would impact our business, any such future laws and regulations could result in increased compliance costs or additional operating restrictions, and could have a material adverse effect on our business, financial condition, demand for our services, results of operations, and cash flows.

Risks Related to Our Common Stock and Series A Preferred Stock
There is no active trading market for the Series A Preferred Stock, and an active trading market may not develop.
     There is currently no public market for the Series A Preferred Stock. We do not intend to list the Series A Preferred Stock on any securities exchange. We do not know if an active trading market will develop for the Series A Preferred Stock or how the Series A Preferred Stock will trade in the future, which may make it more difficult for you to sell your shares.
Future sales of shares of our common stock may adversely affect the market price of our common stock and the Series A Preferred Stock.
     We cannot predict what effect, if any, future sales of shares of our common stock, or the availability of shares for future sale, will have on the market price of our common stock and the Series A Preferred Stock. Diamondback currently beneficially owns 75,000 shares of the Series A Preferred Stock, which are convertible into shares of common stock. In addition, management and our directors and their respective affiliates collectively beneficially own over 40% of our outstanding common stock as of December 23, 2008. Certain of these stockholders are parties to a registration rights agreement granting them registration rights with respect to substantially all of these shares. In addition, in August 2006, the shares issued to stockholders prior to the closing of our initial public offering became eligible for resale into the public market pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Resales of substantial amounts of our common stock into the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock and the Series A Preferred Stock and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.
     Additionally, we have filed a registration statement with the SEC on Form S-8 providing for the registration of 2,700,000 shares of our common stock issued or reserved for issuance under our 2005 Stock Incentive Plan. Subject to the expiration of lock-ups and any applicable restrictions or conditions contained in our 2005 Stock Incentive Plan, the shares registered under that registration statement on Form S-8 are available for resale immediately in the public market without restriction.
The market prices of our common stock and the Series A Preferred Stock, and our earnings per share, could be reduced if (i) holders of the Series A Preferred Stock convert their securities into shares of our common stock or (ii) we were to issue additional equity or convertible securities.
     Holders of the Series A Preferred Stock have the option at any time to convert their shares into shares of our common stock. Conversion of the Series A Preferred Stock could require us to issue a significant number of additional shares of common stock, which would result in substantial dilution to the equity interests of holders of our common stock.
     Resales of our common stock following conversions of the Series A Preferred Stock could depress the prevailing market price of our common stock. Even prior to the time of actual conversion of the Series A Preferred Stock, the perception of a significant market “overhang” resulting from the existence of our obligation to honor the conversion, as well as any perception of market overhang resulting from our ability to issue equity, convertible debt or preferred stock or similar securities or related warrants could depress the market price of our common stock or the Series A Preferred Stock. A decline in the price of our common stock could make it more difficult to raise funds through future offerings of our common stock or securities convertible into shares of our common stock.
Our management and directors beneficially own, control or have substantial influence over a significant amount of our common stock, giving them a controlling influence over our corporate transactions and other matters. Their interests may conflict with yours, and the concentration of ownership of our common stock by such stockholders limits the influence of public stockholders.
     As of December 23, 2008, our management, directors and their respective affiliates beneficially own, control or have substantial influence over 40% of our outstanding common stock. If these stockholders voted together as a group, they would have the ability to exert significant influence over our board of directors and its policies. These stockholders would, acting together, be able to control or substantially influence the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our certificate of incorporation or bylaws and possible mergers, corporate control contests and other significant corporate transactions. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, a merger, consolidation, takeover or other business combination, which could adversely effect the market price of our common stock and the Series A Preferred Stock.
Our certificate of incorporation, bylaws and Delaware law contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of our common stock and the Series A Preferred Stock.
     Our certificate of incorporation authorizes our board of directors to issue additional preferred stock without stockholder approval. If our board of directors elects to issue additional preferred stock, it could be more difficult for a third party to acquire us. In addition, some provisions of our certificate of incorporation, bylaws and Delaware law could make it more difficult for a third party to acquire control of us, even if the change of control would be beneficial to our stockholders, including:
•	limitations on the removal of directors;

•	the prohibition of stockholder action by written consent; and

•	limitations on the ability of our stockholders to call special meetings and establish advance notice provisions for stockholder proposals and nominations for elections to the board of directors to be acted upon at meetings of stockholders.
     Delaware law prohibits us from engaging in any business combination with any “interested stockholder,” meaning generally that a stockholder who beneficially owns more than 15% of our stock cannot acquire us for a period of three years from the date this person became an interested stockholder, unless various conditions are met, such as approval of the transaction by our board of directors. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock and the Series A Preferred Stock.
Provisions in our charter documents, terms of our outstanding indebtedness or Delaware law may restrict us from paying dividends on the Series A Preferred Stock.
     Quarterly dividends on the Series A Preferred Stock will be paid only if declared by our board of directors. Our board of directors is not obligated or required to declare quarterly dividends on the Series A Preferred Stock even if we have funds available for such purposes.
     In addition, our revolving credit facility will prevent us from paying cash dividends on the Series A Preferred Stock if we are in default under our credit agreement. Moreover, Delaware law provides that we may pay dividends on the Series A Preferred Stock only to the extent that assets are legally available to pay such dividends. Legally available assets is defined as the amount of surplus. Our surplus is the amount by which our total assets exceed the sum of:
•	our total liabilities, including our contingent liabilities, and

•	the amount of our capital.
     If there is no surplus, legally available assets means, in the case of a dividend, the amount of our net profits for the fiscal year in which the payment occurs and/or the preceding fiscal year.
Because we have no plans to pay dividends on our common stock, investors that invest in our common stock must look solely to stock appreciation for a return on their investment in us.
     We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings not paid out as dividends on our Series A Preferred Stock to fund the development and growth of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the board of directors deems relevant. In addition, the certificate of designation for the Series A Preferred Stock prohibits the payment of dividends to holders of our common stock unless we have paid all accrued dividends on the Series A Preferred Stock for all past dividend periods and the current dividend period. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment in our common stock. Investors seeking cash dividends should not purchase our common stock.
If our stock price fluctuates, you could lose a significant part of your investment.
     In recent years, the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to the operating performance of these companies. The market price of our common stock is similarly subject to wide fluctuations in response to a number of factors, most of which we cannot control, including:
•	changes in securities analysts’ recommendations and their estimates of our financial performance;

•	the public’s reaction to our press releases, announcements and our filings with the SEC and those of our competitors;

•	fluctuations in broader stock market prices and volumes, particularly among securities of oil and natural gas service companies;

•	changes in market valuations of similar companies;

•	investor perception of our industry or our prospects;

•	additions or departures of key personnel;

•	commencement of or involvement in litigation;

•	changes in environmental and other governmental regulations;

•	announcements by us or our competitors of strategic alliances, significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

•	variations in our quarterly results of operations or cash flows or those of other oil and natural gas service companies;

•	revenue and operating results failing to meet the expectations of securities analysts or investors in a particular quarter;

•	changes in our pricing policies or pricing policies of our competitors;

•	future issuances and sales of our common stock;

•	demand for and trading volume of our common stock;

•	domestic and worldwide supplies and prices of and demand for natural gas and oil; and

•	changes in general conditions in the U.S. economy, financial markets or the oil and natural gas industry.
     The realization of any of these risks and other factors beyond our control could cause the market price of our common stock to decline significantly. In particular, the market price of our common stock may be influenced by variations in crude oil and natural gas commodity prices, because demand for our services is closely related to the prices of these commodities. This may cause our stock price to fluctuate with these underlying commodity prices, which are highly volatile.

     We expect that any market value of the Series A Preferred Stock will be significantly affected by the market price of our common stock. This may result in greater volatility in the market value of the Series A Preferred Stock than would be expected for nonconvertible preferred stock.
Our issuance of additional series of preferred stock could adversely affect holders of our common stock.
     Our board of directors is authorized to issue additional series of shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without shareholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue additional preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding-up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.
Holders of the Series A Preferred Stock will have no rights as common shareholders until they acquire our common stock.
     Until you acquire shares of our common stock upon conversion, you will have no rights with respect to our common stock, including voting rights (except as required by applicable state law and as described under “Description of the Series A Preferred Stock — Voting Rights”), rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the conversion date. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.
You may be deemed to have received a taxable dividend as a result of adjustments (or failure to make adjustments) to the conversion price of our Series A Preferred Stock without the receipt of any cash.
     If we make certain adjustments (or fail to make adjustments) to the conversion price of our Series A Preferred Stock, you may be deemed to have received a taxable dividend subject to U.S. federal income tax without the receipt of any cash. If you are a non-U.S. holder (as defined in “Certain U.S. Federal Income Tax Considerations”), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable tax treaty. It is possible that any withholding tax on such a deemed dividend would be withheld from cash dividends, shares of your common stock or sale proceeds subsequently paid or credited to you. See “Certain U.S. Federal Income Tax Considerations.”
The Series A Preferred Stock ranks junior to all of our and our subsidiaries’ liabilities in the event of a bankruptcy, liquidation or winding-up of our assets.
     In the event of bankruptcy, liquidation or winding-up, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our liabilities have been paid. In addition, the Series A Preferred Stock effectively ranks junior to all existing and future liabilities of our subsidiaries and the capital stock (other than common stock) of our subsidiaries held by third parties. The rights of holders of the Series A Preferred Stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and such other equity holders. In the event of bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Series A Preferred Stock then outstanding.
Risks Related to the Notes
There is no active trading market for the Notes, and an active trading market may not develop.
     There is currently no established trading market for the Notes. We do not intend to list the Notes on any securities exchange or any automated quotation system. The liquidity of any market for the Notes will depend upon the number of holders of the Notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. A liquid trading market may not develop for the Notes. If an active market does not develop or is not maintained, the price and liquidity of the Notes may be adversely affected.
Holders of the Notes will be subordinated to all senior secured indebtedness.
     The Notes and the guarantees by our subsidiaries are subordinate in right of payment to the indebtedness and related hedging obligations under our revolving credit facility. Holders of such indebtedness have claims with respect to our assets and the assets of our subsidiaries constituting collateral for their indebtedness that are prior to the claims of the Notes. In the event of a default on the Notes or our bankruptcy, liquidation or reorganization, those assets would be available to satisfy obligations with respect to our senior secured indebtedness before any payment could be made on the Notes and no other payment on the Notes may be made until the senior secured indebtedness is paid (out of the proceeds of the collateral or otherwise) in full. To the extent the value of the collateral is not sufficient to satisfy the senior secured indebtedness, the holders of such indebtedness would be entitled to payment before the holders of the Notes. Subject to such subordination, claims of the holders of the Notes would be entitled to the same priority as the holders of other claims against us with respect to our other assets.
We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.
     We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than our ownership interests in our subsidiaries. As a result, our ability to make required payments on the Notes depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, applicable state laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at the maturity of the Notes or to repurchase the Notes upon an occurrence of a change in control, we may be required to adopt one or more alternatives, such as a refinancing of the Notes. We cannot assure you that we would be able to refinance the Notes.
     To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt obligations could harm our business, financial condition and results of operations.
     Our ability to make interest payments on and to repay our indebtedness, including the Notes, and to fund planned capital expenditures will depend on our ability to generate cash from operations in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our revolving credit facility in an amount sufficient to enable us to make interest payments on and to repay our indebtedness, including the Notes, or to fund our other liquidity needs.
     If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. The indenture governing the Notes and our revolving credit facility will restrict our ability to dispose of assets. We cannot assure you that any of these remedies could, if necessary, be effected on commercially reasonable terms, or at all. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness, including our revolving credit facility, would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms. If we fail to meet our payment obligations under our revolving credit facility, those lenders would be entitled to foreclose on substantially all of our assets and liquidate those assets. Under those circumstances, our cash flow and capital resources would be insufficient for payment of interest on and principal of our debt in the future, including interest payments on the Notes, and any such alternative measures may be unsuccessful or may not permit us to meet scheduled debt service obligations, which could cause us to default on our obligations, impair our liquidity, or cause the holders of the Notes to lose a portion of or the entire value of their investment.
     A default on our obligations could result in:

•	our debt holders declaring all outstanding principal and interest due and payable;

•	the lenders under our revolving credit facility terminating their commitments to loan us money and foreclosing against the assets securing their loans to us; and

•	our bankruptcy or liquidation, which (together with the payment subordination and lien subordination provisions of the Intercreditor Agreement we entered into with the agent under our revolving credit facility and the trustee under the indenture governing the Notes, which we refer to as the “Intercreditor Agreement”) is likely to result in significant delays in the payment of the Notes and in the exercise of enforcement remedies under the Notes or the guarantees.
     In addition, provisions under the bankruptcy code or general principles of equity that could result in the impairment of your rights include the automatic stay, avoidance of preferential transfers by a trustee or a debtor-in-possession, limitations of collectibility of unmatured interest or attorneys’ fees and forced restructuring of the Notes. The Notes are also subject to the subordination provisions of the Intercreditor Agreement.
Restrictive debt covenants in the indenture and our revolving credit facility will restrict our business in many ways.
     The indenture governing the Notes will contain a number of significant covenants that, among other things, will restrict our ability to:
•	transfer or sell assets;

•	make investments;

•	pay dividends or make other restricted distributions;

•	incur or guarantee additional indebtedness;

•	create or incur liens;

•	consummate a change of control transaction;

•	enter into transactions with affiliates; and

•	engage in businesses other than the business that we conducted on the issue date of the Notes.
     These covenants could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants impose on us. A breach of any of these covenants could result in a default under the Notes which, if not cured or waived, could result in acceleration of the Notes. See “Description of the Notes — Events of Default and Remedies.” These covenants are substantially similar to the covenants under our credit agreement.
     In addition, the indenture governing the Notes and our credit agreement contain restrictive covenants and require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those tests. A breach of any of these covenants could result in a default under the indenture and our credit agreement. Upon the occurrence of an event of default under our credit agreement, our lenders could elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit under our revolving credit facility. If we were unable to repay those amounts, the lenders under our revolving credit facility could proceed against the collateral granted to them to secure that indebtedness. We have pledged substantially all of our assets as collateral under the revolving credit facility, including our ownership interests in our subsidiaries. If the lenders under our revolving credit facility accelerate our repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our revolving credit facility and our other indebtedness, including the Notes.

There may not be sufficient collateral to pay all or any of the Notes.
     Indebtedness and other obligations under our revolving credit facility and the Notes and certain other senior secured indebtedness that we may incur in the future will be secured by a lien on substantially all of our assets. Pursuant to the terms of the Intercreditor Agreement, the security interest in the assets that secure the Notes and guarantees of our current subsidiaries and future subsidiaries will be contractually subordinated to the lien on the assets that secure our revolving credit facility and certain other permitted indebtedness. Therefore, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding involving us, or an acceleration of certain claims that we refer to as the “first priority claims,” the assets that secure the first priority claims and the Notes must be used first to pay the first priority claims in full before any payments are made on the Notes. In addition, because payment of the Notes also is contractually subordinate to the first priority claims, any other funds available to pay the Notes in addition to proceeds of collateral must first be applied to the first priority claims before they are available to apply against the Notes.
     No fair market value appraisals of any collateral have been prepared in connection with this offering of the Notes. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the Notes could be impaired in the future as a result of changing economic conditions, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations under the Notes, in full or at all, after first satisfying our obligations in full under the first priority claims. See the section entitled “Description of the Notes — Collateral.” Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Notes.
     To the extent that third parties (in addition to holders of the first priority claims) enjoy prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the collateral.
The collateral is subject to casualty risks.
     We will be obligated under the collateral arrangements to maintain adequate insurance or otherwise insure against hazards as is usually done by corporations that own assets of a similar nature. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses. If there is a total or partial loss of any of the pledged collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all of our secured obligations, including the Notes.
Holders of the Notes will not control decisions regarding collateral.
     In connection with entering into the indenture, we entered into the Intercreditor Agreement which provides that, among other things, (1) the holders of the first priority claims and the agent under our revolving credit facility have the exclusive right to enforce rights and exercise remedies with respect to the collateral that secures the first priority claims and the Notes; (2) to the extent certain collateral is released from securing first priority claims to satisfy such claims, the liens securing the Notes will also automatically be released without any further action; and (3) the holders of the Notes will agree to waive certain of their rights in connection with a bankruptcy or insolvency proceeding involving us or any guarantor of the Notes. See “Description of the Notes — Collateral — Intercreditor Agreement.”
In the event of a bankruptcy, the ability of the holders of the Notes to realize the collateral will be subject to certain bankruptcy law limitations.
     The right of the collateral agent for the Notes to repossess and dispose of the collateral securing the Notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the Notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the Notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.
Rights of holders of the Notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral existing or acquired in the future.
     The security interest in the collateral securing the Notes includes substantially all of our assets, whether now owned or acquired or arising in the future. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of and that the necessary action will be taken to properly perfect the security interest in such after acquired collateral. The failure to perfect a security interest in respect of such acquired collateral may result in the loss of such security interest or the priority of the security interest in favor of the Notes against third parties. If we or any guarantor were to become subject to a bankruptcy proceeding after the issue date of the Notes, any liens recorded or perfected after the issue date of the Notes would face a greater risk of being invalidated than if they had been recorded or perfected on the issue date. If a lien is recorded or perfected after the issue date, it may be treated under bankruptcy law as if it were delivered to secure previously existing debt. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing debt is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date of the Notes. Accordingly, if we or a guarantor were to file for bankruptcy after the issue date of the Notes and the liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, the liens securing the Notes may be especially subject to challenge as a result of having been delivered after the issue date of the Notes. To the extent that such challenge succeeded, you would lose the benefit of the security that the collateral was intended to provide.
A court could cancel the Notes or the guarantees and security interests under fraudulent conveyance laws or certain other circumstances.
     Our issuance of the Notes and the issuance of the guarantees may be subject to review under federal or state fraudulent transfer or similar laws.
     All of our current and future subsidiaries guarantee the Notes. If we or such a subsidiary becomes a debtor in a case under the Bankruptcy Code or encounters other financial difficulty, under federal or state laws governing fraudulent conveyance, renewable transactions or preferential payments, a court in the relevant jurisdiction might avoid or cancel its guarantee and/or the liens created by the security interest. The court might do so if it found that, when the subsidiary entered into its guarantee and security arrangement or, in some states, when payments become due thereunder, (a) it received less than reasonably equivalent value or fair consideration for such guarantee and/or security arrangement and (b) either (i) was or was rendered insolvent, (ii) was left with inadequate capital to conduct its business, or (iii) believed or should have believed that it would incur debts beyond its ability to pay. The court might also avoid such guarantee and/or security arrangement, without regard to the above factors, if it found that the subsidiary entered into its guarantee and/or security arrangement with actual or deemed intent to hinder, delay, or defraud our creditors.
     Similarly, if we become a debtor in a case under the Bankruptcy Code or encounter other financial difficulty, a court might cancel our obligations under the Notes, if it found that when we issued the Notes (or in some jurisdictions, when payments become due under the Notes), factors (a) and (b) above applied to us, or if it found that we issued the Notes with actual intent to hinder, delay or defraud our creditors.

     A court would likely find that a subsidiary did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the Notes. If a court avoided such guarantee, holders of the Notes would no longer have a claim against such subsidiary. In addition, the court might direct holders of the Notes to repay any amounts already received from such subsidiary. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the Notes from another subsidiary or from any other source.
     The indenture states that the liability of each subsidiary on its guarantee and security arrangement is limited to the maximum amount that the subsidiary can incur without risk that the guarantee or security arrangement will be subject to avoidance as a fraudulent conveyance. This limitation may not protect the guarantees and/or security arrangements from a fraudulent conveyance attack or, if it does, the guarantees and/or security arrangements may not be in amounts sufficient, if necessary, to pay obligations under the Notes when due.
We may not have the ability to raise the funds necessary to finance any change of control offer required by the indenture governing the Notes and any such offer is not currently permitted by our revolving credit facility and, as a result, not currently required by the terms of the indenture.
     Upon the occurrence of a “change of control,” as defined in the indenture governing the Notes, we will be required to offer to repurchase all outstanding Notes at a price equal to 101% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of repurchase, if such offer is expressly permitted under our credit agreement. Our credit agreement does not currently permit such an offer and such a “change of control” currently constitutes an “Event of Default” under our credit agreement, entitling the lenders to accelerate the debt, refuse to make additional advances and foreclose against the collateral.
     However, even if we were permitted to make such an offer to repurchase, it is possible that we will not have sufficient funds at the time of a change of control to make the required repurchase of the Notes or that other restrictions in our revolving credit facility will not allow such repurchases in any event. If the indebtedness under our revolving credit facility is not paid, the lenders thereunder may seek to enforce their security interests in the collateral securing such indebtedness thereby limiting our ability to raise cash to purchase the Notes and reducing the practical benefit of the offer to purchase provisions of the Notes. See “Description of the Notes — Repurchase at the Option of Holders — Change of Control.”
     The purchase requirements contained in our debt instruments could also delay or make it harder for others to effect a change of control. However, certain other corporate events, such as a leveraged recapitalization that would increase our level of indebtedness, would not necessarily constitute a change of control under the indenture governing the Notes. Upon the occurrence of a change of control we could seek to refinance the indebtedness under our revolving credit facility and the Notes, obtain a waiver from the lenders and the holders of the Notes or seek third party financing to repurchase the Notes. We cannot assure you, however, that we would be able to obtain waivers or refinance our indebtedness or secure third party financing on commercially reasonable terms, if at all. See “Description of the Notes — Repurchase at the Option of Holders — Change of Control.”

USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of the Securities contemplated by this prospectus. Please read “Selling Securityholder” for a list of the persons receiving proceeds from the sale of the Securities.
RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITIES DIVIDENDS
     The following table contains our consolidated ratios of earnings to fixed charges for the periods indicated.

						Nine Months
						Ended
	Years Ended December 31,					September 30,
	2003	2004	2005	2006	2007	2008

Ratio of earnings to fixed charges*	106.3 x	32.6 x	42.2 x	111.3 x	222.0 x	53.1 x

*	Our consolidated ratios of earnings to fixed charges plus preferred stock dividends for the periods indicated is identical to our consolidated ratios of earnings to fixed charges as we did not have any outstanding preference securities dividends during the periods indicated.
     The ratios were computed by dividing earnings by fixed charges. For this purpose, “earnings” represent the aggregate of (i) income from continuing operations before income taxes and (ii) fixed charges (excluding capitalized interest). “Fixed charges” consists of interest expense.

DESCRIPTION OF CAPITAL STOCK
As of December 23, 2008, our authorized capital stock consisted of:

•	70,000,000 shares of common stock, $0.01 par value; and

•	10,000,000 shares of preferred stock, $0.01 par value, 75,000 of which are currently designated as the Series A Preferred Stock.
     As of the date of this prospectus, 23,584,296 shares of common stock and 75,000 shares of Series A Preferred Stock are outstanding. The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law.
Common Stock
     Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of our common stock can elect all of the members of our board of directors standing for election other than the Additional Directors described below under “Description of the Series A Preferred Stock — Voting Rights.” The holders of our common stock are entitled to receive dividends as may be declared by our board of directors. Upon our liquidation, dissolution or winding-up, and the holders of our common stock will be entitled to share pro rata in the distribution of all of our assets available for distribution to our stockholders after satisfaction of all of our liabilities and the payment of the liquidation preference of any preferred stock that may be outstanding. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are, and any shares issued pursuant to this prospectus will be, fully paid and non-assessable. The holders of our common stock have no preemptive or other subscription rights to purchase our common stock.
Series A Preferred Stock
     For a description of the terms of the Series A Preferred Stock, please read “Description of the Series A Preferred Stock.”
Additional Preferred Stock
     Subject to the provisions of our certificate of incorporation and the limitations prescribed by law, our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of the series, which may be senior to those of the common stock, without further vote or action by our stockholders. Our board of directors has designated 75,000 shares of our preferred stock as Series A Preferred Stock. All 75,000 shares are currently outstanding. We have no present plans to issue any additional shares of preferred stock.
     One of the effects of undesignated preferred stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and, as a result, protect the continuity of our management. The issuance of shares of preferred stock under our board of directors’ authority described above may adversely affect the rights of the holders of our common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock or may otherwise adversely affect the market price of our common stock.
Provisions of our Certificate of Incorporation and Bylaws

     The provisions of our certificate of incorporation and bylaws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.
     Written Consent of Stockholders. Our certificate of incorporation and bylaws provide that, except with respect to the voting rights of the holders of the Series A Preferred Stock described below under “Description of the Series A Preferred Stock — Voting Rights,” any action required or permitted to be taken by our stockholders must be taken at a duly called meeting of stockholders and not by written consent.
     Amendment of the Bylaws. Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant our board of directors the power to adopt, amend and repeal our bylaws on the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend or repeal our bylaws, but only at any regular or special meeting of stockholders by the votes of holders of not less than two-thirds of the voting power of all outstanding voting stock.
     Classified Board. Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our certificate of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors, but our certificate of incorporation provides that our board of directors must consist of not less than three nor more than 11 directors.
     Special Meetings of Stockholders. Our bylaws preclude the ability of our stockholders to call special meetings of stockholders, except that the holders of the Series A Preferred Stock have the ability to call a special meeting in the circumstances described below under “Description of the Series A Preferred Stock — Voting Rights.”
     Other Limitations on Stockholder Actions. Advance notice is required for our stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. In addition, the ability of our stockholders to remove directors without cause is precluded.
     Limitation of Liability of Officers and Directors. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability as follows:
•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws;

•	for unlawful payment of a dividend or unlawful stock purchase or stock redemption; and

•	for any transaction from which the director derived an improper personal benefit.
     The effect of these provisions is to eliminate our rights and our stockholders’ rights, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.
     Business Combination under Delaware Law. We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholders. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:
•	our board of directors approved either the business combination or the transaction that resulted in the stockholders becoming an interested stockholder prior to the date the person attained the status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and issued under employee stock plans, under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
     This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by the anti-takeover law. This election would be effective 12 months after the adoption of the amendment and would not apply to any business combination between us and any person who became an interested stockholder on or before the adoption of the amendment.
     In connection with our initial public offering, we entered into a registration rights agreement with holders of our common stock, including David E. Wallace, Rhys R. Reese, Jake Linaberger, David E. Snyder and Mark A. Snyder, prior to our initial public offering under which such holders have certain demand and piggyback registration rights with respect to all shares of our common stock that they received in connection with our initial public offering and continue to own. As of December 23, 2008, such holders owned 7,044,484 shares of our common stock. Under this registration rights agreement, these holders have the right to cause us to register the sale of these shares under the Securities Act. Whenever sales of these shares are registered under the Securities Act, those shares will become freely tradable immediately upon the effectiveness of the registration, except for shares purchased by affiliates. Please read “Certain Relationships and Related-Party Transactions — Registration Rights Agreement” in our Annual Report on Form 10-K for the year ended December 31, 2007 for more information about this registration rights agreement.
     In connection with the closing of the Acquisition, we entered into a registration rights agreement with Diamondback that covers resales of the Series A Preferred Stock, the Common Shares and the Notes. Please read “Description of the Notes — Registration Rights; Additional Interest” for more information about the registration rights agreement.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
Quotation of Common Stock
     Our common stock is traded on the Nasdaq Global Select Market under the symbol “SWSI.”

DESCRIPTION OF THE SERIES A PREFERRED STOCK
     The following is a summary of certain provisions of the certificate of designations for our Series A Preferred Stock. A copy of the certificate of designations and the form of Series A Preferred Stock share certificate are available upon request from us at the address set forth under “Where You Can Find More Information.” The following summary of the terms of the Series A Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate of designations. As used in this section, the term the “Company,” “us,” “our” or “we” refer to Superior Well Services, Inc. and not any of its subsidiaries.
General
     Subject to the provisions of our certificate of incorporation and the limitations prescribed by law, our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of the series, which may be senior to those of our common stock, without further vote or action by our stockholders. Our board of directors has designated 75,000 shares of our preferred stock as Series A Preferred Stock. All 75,000 shares are currently outstanding. The Series A Preferred Stock has a liquidation value of $1,000 per share, or $75.0 million in the aggregate.
     The Series A Preferred Stock are, and when issued, any shares of our common stock issued upon the conversion of the Series A Preferred Stock will be, fully paid and nonassessable. The holders of the Series A Preferred Stock have no preemptive or preferential right to purchase or subscribe to our stock, obligations, warrants or other securities of any class. The transfer agent, registrar, redemption, conversion and dividend disbursing agent for shares of both the Series A Preferred Stock and our common stock is American Stock Transfer & Trust Company.
Ranking
     The Series A Preferred Stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, ranks:
•	senior to our common stock and each other class of capital stock or series of preferred stock established after the original issue date of the Series A Preferred Stock, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we will refer to collectively as “Junior Stock”);

•	on parity with any class of capital stock or series of preferred stock established after the original issue date of the Series A Preferred Stock, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we will refer to collectively as “Parity Stock”); and

•	junior to each class of capital stock or series of preferred stock established after the original issue date of the Series A Preferred Stock, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we will refer to collectively as “Senior Stock”).
     While any shares of Series A Preferred Stock are outstanding, we may not authorize or issue any class or series of Parity Stock or Senior Stock (or any security convertible into Parity Stock or Senior Stock) without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock. Without the consent of any holder of Series A Preferred Stock, however, we may authorize, increase the authorized amount of, or issue any class or series of Junior Stock. See “— Voting Rights” below.
Dividends
     Holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available for payment of dividends, cumulative dividends in cash at the annual rate of $40.00 per share (equivalent to 40% of the liquidation value per annum), and no more, payable quarterly on the 1st day of December, March, June and September, respectively, in each year, commencing December 1, 2008. Dividends on shares of Series A Preferred Stock are cumulative (whether or not declared and whether or not in any dividend period or dividend periods there are funds legally available for the payment of those dividends) from the original issue date. The amount of dividends payable for each full quarterly dividend period equals the annual dividend amount divided by four. Dividends on the Series A Preferred Stock are computed for any period less than or greater than a full quarter on the basis of a year of 360 days of equal 30-day months. No interest will be paid on any unpaid dividends. Dividends will be payable to the holders of record of the Series A Preferred Stock appearing on our stock books on such record dates, not more than 60 days nor less than 10 days before the applicable dividend payment dates, as may be fixed by our board of directors. We may declare and pay dividends in arrears for any past dividend periods at any time, without reference to any regular dividend payment date, to holders of record on a date not more than 60 days nor less than 10 days preceding the applicable payment date, as may be fixed by our board of directors.
     Our ability to declare and pay cash dividends and make other distributions with respect to our capital stock, including the Series A Preferred Stock, is limited by the terms of our outstanding indebtedness. For example, our revolving credit facility will prevent us from paying cash dividends on our capital stock if we are in default under our credit agreement. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See “Risk Factors — Provisions in our charter documents, terms of our outstanding indebtedness or Delaware law may restrict us from paying dividends on the Series A Preferred Stock.”
Payment Restrictions
     Unless all accrued, cumulated and unpaid dividends on the Series A Preferred Stock and any Parity Stock for all past quarterly dividend periods have been paid in full and unless all accrued, cumulated and unpaid dividends on the Series A Preferred Stock and any Parity Stock for the current quarterly dividend period have been paid in full, or have been declared and a sum sufficient for their payment has been set aside, we will not:
•	declare or pay or set apart for payment any dividends (other than a dividend payable solely in fully Junior Stock) or make any other distribution on Junior Stock; or

•	redeem, purchase or otherwise acquire for value, or set apart money for any sinking or other similar fund for the redemption or purchase of, any Junior Stock (other than the acquisition of Junior Stock as a result of a reclassification, exchange or conversion of Junior Stock solely into fully Junior Stock).
     We may not declare, pay or set apart for payment any full dividends on any shares of Parity Stock unless the full dividends on all outstanding shares of the Series A Preferred Stock for all quarterly dividend periods ending on or prior to the date of payment of such full dividends have been or contemporaneously are declared and paid or declared and an amount in cash sufficient for payment has been set aside. Any dividends not paid in full will be allocated pro rata among the shares of Series A Preferred Stock and the shares of such Parity Stock.
Redemption
     We may, at our option, redeem any or all of the outstanding shares of Series A Preferred Stock at any time on or after November 18, 2013 (which we will refer to as an “Optional Redemption”). The redemption price payable for each share of Series A Preferred Stock redeemed pursuant to an Optional Redemption will be an amount in cash equal to 101% of the Liquidation Value (as we define below) plus all accrued dividends to the redemption date. We will give notice of an Optional Redemption by mail, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for such redemption, to each holder of record of the shares of Series A Preferred Stock to be redeemed appearing on our stock books as of the date of such notice at the address shown for the holder.
     If notice of redemption of shares of Series A Preferred Stock to be redeemed on a redemption date has been duly given, and if we deposit cash in the amount of the aggregate redemption price of such shares in a trust for the pro rata benefit of the holders of such shares on or prior to such redemption date, then from and after the time of such deposit, or, if no such deposit is made, then upon such redemption date and notwithstanding that any certificate representing any such shares has not been surrendered for cancellation, (1) dividends on such shares will cease to accrue on such redemption date, (2) the holders of such shares will cease to be stockholders with respect to such shares, (3) such shares will no longer be deemed to be outstanding and will no longer be transferable on our books and (4) such holders will have no interest in or claim against us with respect to such shares except only the right to receive from us the amount payable on redemption thereof, without interest (or, in the case of such deposit, from such bank or trust company the funds so deposited, without interest), upon surrender of the certificates representing such shares on or after the redemption date (or, in the case of such deposit, at any time after such deposit). Any funds so deposited by us in a trust which are not required for the redemption of any shares of Series A Preferred Stock because of the conversion thereof will be released from such trust and repaid to us. Any funds so deposited in a trust and unclaimed at the end of two years from the date fixed for redemption shall, to the extent permitted by law, be repaid to us upon our request, after which the holders of such shares will look only to us for payment thereof.
     An Optional Redemption will be affected only out of funds legally available for such purpose. If less than all of the outstanding shares of the Series A Preferred Stock are to be redeemed pursuant to any Optional Redemption, the shares of Series A Preferred Stock to be redeemed will be determined pro rata among all holders of Series A Preferred Stock.
     In the event that any shares of Series A Preferred Stock are converted into common stock prior to the close of business on the business day prior to the date fixed for redemption, (i) we will not be obligated to nor have the right to redeem such shares on such date and (ii) any funds that have been deposited for the payment of the applicable redemption price shall be returned to us.
Liquidation Preference
     In the event of any liquidation, dissolution or winding-up of our affairs, after payment or provision for payment of our debts and other liabilities, the holders of the Series A Preferred Stock will be entitled to receive an amount in cash equal to $1,000 per share (which we will refer to as the “Liquidation Value”), plus an amount equal to all accrued dividends on each such share to the date fixed for distribution or payment before any distribution is made to holders of shares of Junior Stock upon any such liquidation, dissolution or winding-up. If, upon any liquidation, dissolution or winding-up of our affairs, our assets, or proceeds thereof, distributable among the holders of the then outstanding shares of Series A Preferred Stock and the holders of any shares of Parity Stock with respect to any distribution of assets upon liquidation, dissolution or winding-up of our affairs are insufficient to pay in full all such preferential amounts payable to such holders, then all such assets and proceeds will be distributed among the holders of Series A Preferred Stock and the holders of such Parity Stock ratably in proportion to the respective aggregate amounts to which they are entitled.
     The certificate of designations does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series A Preferred Stock even though it is substantially in excess of the par value thereof.
Voting Rights
     The holders of the Series A Preferred Stock will not have voting rights except as set forth below or as otherwise required by Delaware law. As to matters upon which holders of shares of Series A Preferred Stock are entitled to vote, the holders of Series A Preferred Stock will be entitled to one vote per share.
     If dividends payable on Series A Preferred Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for two quarterly periods or all Series A Preferred Stock validly tendered for repurchase in accordance with the provisions of the certificate of designations described below under “ — Offer to Repurchase upon Fundamental Change” (and not withdrawn) are not repurchased on the applicable date (which we will refer to together as a “Preferred Default”), then the number of directors constituting our board of directors will be automatically increased by two (which we will refer to as the “Additional Directors”) and the holders of the Series A Preferred Stock will have the exclusive right voting together as a single, separate class to elect the Additional Directors to fill such newly created directorships.
     Whenever the voting rights of the Series A Preferred Stock described above are vested, such rights may be exercised initially either at a special meeting of the holders of the Series A Preferred Stock having such voting rights or at any annual meeting of stockholders held for the purpose of electing directors, or by the written consent pursuant to Section 228 of the General Corporation Law of the holders of the Series A Preferred Stock entitled to vote thereon. These voting rights will continue until such time as the Preferred Default has been cured, at which time such voting rights shall terminate and the newly created directorships will lapse. The voting rights described above will revest in the case of each and every subsequent Preferred Default.
     At any time when the voting rights described above are vested in the holders of the Series A Preferred Stock, and if such rights have not already been initially exercised, a proper officer of the Company, upon the written request of the holders of record of 33-1/3% in number of shares of the Series A Preferred Stock outstanding, addressed to the Secretary of the Company, shall call a special meeting of the holders of the Series A Preferred Stock for the purpose of electing directors. Such meeting will be held at the earliest practicable date, but not to exceed 60 days after such request.
     At any meeting held for the purpose of electing directors at which the holders of the Series A Preferred Stock have the right to elect directors, the presence in person or by proxy of the holders of 33-1/3% of the then outstanding shares of Series A Preferred Stock will constitute a quorum of such class for the election of directors by such class.
     In addition, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of a majority of the then outstanding shares of Series A Preferred Stock, we may not:
•	authorize or approve the issuance of or otherwise permit to be outstanding any shares of, or of any security convertible into, or convertible or exchangeable for, shares of, Parity Stock or Senior Stock, or authorize or create, or increase the authorized number of, any class or series of Parity Stock or Senior Stock or any security convertible into, or convertible or exchangeable for, shares of any such class or series;

•	amend, alter or repeal any of the provisions of the certificate of designations designating the Series A Preferred Stock as a series of preferred stock or of our certificate of incorporation so as to affect adversely the powers, designations, preferences and rights of the Series A Preferred Stock or the holders thereof; or

•	except as may be required under provisions of the certificate of designations described below under “ — Offer to Repurchase upon Fundamental Change,” purchase less than all shares of the Series A Preferred Stock at the time outstanding unless the full dividends on all outstanding shares of the Series A Preferred Stock that are not to be purchased and on any shares of Parity Stock for all past dividend periods with respect thereto ending prior to the date of purchase or redemption have been paid and the full dividends thereon for the current dividend period either has been paid in cash or has been declared and a sum in cash sufficient for the payment has been set aside by us for the pro rata benefit of the holders thereof.
Conversion at the Option of the Holder
     The holders of shares of Series A Preferred Stock have the option to convert such shares into a number of shares of our common stock equal to the aggregate Liquidation Value for all shares so converted divided by the then applicable conversion price (which is initially $25.00 per share of common stock), subject to adjustment as described under “ — Anti-dilution Adjustments” below.
     In order to convert shares of Series A Preferred Stock the holder thereof shall surrender at the office of the transfer agent for the Series A Preferred Stock, the certificate or certificates therefor, duly endorsed or assigned to us or in blank, and give written notice to us at such office of the election to convert such shares. Except as provided below, no payment or adjustment will be made upon any conversion on account of any dividends accrued on the shares of Series A Preferred Stock surrendered for conversion or on account of any dividends on our common stock issued upon conversion. In the case of any share of Series A Preferred Stock that is converted after any record date for a dividend payment and on or prior to such dividend payment date, the full quarterly dividend that would otherwise have been payable on such dividend payment date will be payable on such dividend payment date notwithstanding such conversion, and such dividend will be paid to the person in whose name that share of Series A Preferred Stock is registered at the close of business on such record date; provided that shares of Series A Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of a dividend on the shares of Series A Preferred Stock to the opening of business on the date for payment of such dividend must be accompanied by payment of an amount equal to the dividend payable on such dividend payment date on the shares of Series A Preferred Stock being surrendered for conversion.
     Shares of Series A Preferred Stock will be deemed to have been converted immediately prior to the close of business on the day of surrender of the certificates for such shares for conversion, and at such time the rights of the holder of such shares as holders thereof will cease and from and after such time the person or persons entitled to receive the common stock issuable upon such conversion will be treated for all purposes as the record holder or holders of such common stock. As promptly as practicable on or after the conversion date, we will issue and deliver at such office a certificate or certificates for the number of full shares of common stock issuable upon such conversion, together with payment in lieu of any fraction of a share, to the person or persons entitled to receive the same. In case shares of Series A Preferred Stock are called for redemption, the right to convert such shares will cease and terminate at the close of business on the business day prior to the date fixed for redemption, unless default is made in payment of the redemption price.
Conversion at Our Option
     We have the option to cause all of the Series A Preferred Stock to automatically convert into common stock based on the conversion price then in effect in accordance with the procedures described above under “—Conversion at the Option of the Holder” (except as otherwise provided below). We refer to each such conversion as a forced conversion. We may exercise our right to cause a forced conversion only if (i) the quoted price of our common stock equals or exceeds 125% of the conversion price for at least 10 trading days within any period of 20 consecutive trading days, (ii) we have paid all accrued dividends on the outstanding shares of Series A Preferred Stock for all past dividend periods and (iii) on such forced conversion date, either (A) we have an effective registration statement on file with the Securities and Exchange Commission that permits the immediate resale of the common stock by any holder thereof that receives such common stock in the forced conversion or (B) none of the common stock issued in the forced conversion bears a restrictive securities legend and all such shares of common stock are freely tradeable by the holders thereof under applicable securities laws and we have not imposed any stop-order or other restrictions on the resale thereof.
     The “quoted price” is the last reported sales price regular way or, in case no such reported sale takes place, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market in the United States as furnished by any New York Stock Exchange member firm that will be selected from time to time by us for that purpose.
     A “trading day” is each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.
     To exercise our right to call a forced conversion, we must issue a press release prior to the close of business on the tenth trading day following any date on which the conditions described above are met announcing such a forced conversion. We will also mail notice to holders not more than two business days after the date of the press release of the election to call a forced conversion. The conversion date will be a date selected by us and will be no more than ten days after the date on which we issue the press release described above.
     On and after the forced conversion date, (1) dividends will cease to accumulate on the Series A Preferred Stock, (2) such shares will no longer be deemed to be outstanding and will no longer be transferrable on our books and (3) all rights of holders will terminate except for the right to receive the whole shares of common stock issuable upon conversion based upon the conversion price then in effect, the right to receive cash in lieu of fractional shares, the right to have the forced conversion registration statement remain in effect as described above, and the right to receive any dividend payable as described below. If the forced conversion date occurs between the close of business on any dividend record date and the close of business on any dividend payment date, the dividend payment with respect to the Series A Preferred Stock will be payable to the record holder of such share on such dividend record date.
Offer to Repurchase upon Fundamental Change
     Offer to Repurchase. In connection with any fundamental change, we are obligated to make an offer to repurchase each share of Series A Preferred Stock then outstanding at a purchase price per share in cash equal to 100% of the Liquidation Value plus accrued dividends through the fundamental change repurchase date (as we define below). Each holder will retain the right to convert shares of Series A Preferred Stock to be repurchased at any time on or prior to the fundamental change repurchase date.
     A “fundamental change” is the occurrence of any of the following events:
•	a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock or other capital stock representing more than 50% of the voting power of our common stock entitled to vote generally in the election of directors and either (x) such person or group files a Schedule 13D or Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership or (y) we otherwise become aware of any such person or group; or

•	the first day on which a majority of the members of our board of directors does not consist of continuing directors; or

•	we merge or consolidate with or into any other person, or any person merges with us, other than a merger, consolidation or other transaction in which either (x) we are the surviving entity or (y) immediately after such merger, consolidation or other transaction, (a) there is no class of Senior Stock or Parity Stock and (b) the holders of more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in the election of directors immediately prior to the transaction(s) own or control, directly or indirectly, more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors of the surviving entity or any parent thereof; or

•	we or any one or more of our subsidiaries conveys, transfers, sells or otherwise disposes in a single transaction or a series of related transactions (including any spin-off or in-kind distribution) all or a majority of the net book value of our and our subsidiaries’ properties and assets on a consolidated basis to any person or group (other than to us and our wholly-owned subsidiaries); or

•	our stockholders approve any plan or proposal for our liquidation, dissolution or winding-up.
     The “fundamental change repurchase date” is the date specified by us for the repurchase of the Series A Preferred Stock in the fundamental change notice referred to below. Within 10 business days after the effective date of a fundamental change, we will commence the fundamental change offer by delivering a descriptive notice, not less than 20 nor more than 45 business days prior to the expected fundamental change repurchase date, addressed to the holders of record of the Series A Preferred Stock as they appear in our records as of the date of such fundamental change.
     Any fundamental change offer will be subject to limitations in our credit agreement and the indenture governing the Notes.
     Mechanics of Repurchase. Unless waived by the holders representing a majority of the outstanding shares of Series A Preferred Stock, we will deposit in a trust by the fundamental change repurchase date, for the pro rata benefit of the holders of such shares, funds consisting of cash or cash equivalents sufficient to pay the repurchase price on the fundamental change repurchase date. The deposit in trust will be irrevocable as of the fundamental change repurchase date, except that we will be entitled to receive from the paying agent (A) the repurchase price with respect to shares of Series A Preferred Stock that are not repurchased and (B) the interest or other earnings, if any, earned on any such deposit. The holders of the shares repurchased will have no claim to such interest or other earnings, and any funds deposited with the paying agent and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two years from the fundamental change repurchase date will be repaid, together with any interest or other earnings thereon, to us. After any such repayment, the holders of the shares entitled to the funds so returned to us shall look only to us for such payment, without interest.
     The paying agent on our behalf will pay the repurchase price on the fundamental change repurchase date upon surrender of the certificates representing the shares of Series A Preferred Stock to be repurchased (properly endorsed or assigned for transfer, if we require and letters of transmittal and instructions on reasonable terms are included in the notice sent by us).
Fractional Shares

     We are not required to issue any fractional shares of our common stock upon the conversion of any share of Series A Preferred Stock, but we may pay cash in lieu of issuing any fractional share of our common stock that would otherwise be issuable upon such conversion. If more than one share of Series A Preferred Stock is presented for conversion at the same time by the same holder, the number of full shares of our common stock issuable upon such conversion will be computed on the basis of the aggregate number of shares of Series A Preferred Stock.
Anti-dilution Adjustments
     The conversion price will be adjusted, subject to and on terms more fully set forth in the certificate of designations for the Series A Preferred Stock, if:
     (1) We subdivide, split or combine our common stock.
     (2) We pay dividends or other distributions on our common stock in shares of our common stock.
     (3) We distribute to the holders of our common stock any dividend, or any other distribution, of any shares of our capital stock, evidences of our indebtedness, cash or other assets (including rights, warrants or other securities), other than any dividend or distribution (i) upon certain mergers or consolidations or sales or (ii) of any common stock or warrant right referred to in paragraph (2) above or paragraph (5) below.
     (4) We make certain tender offers (including certain exchange offers) for the purchase of all or any portion of our outstanding shares of common stock.
     (5) We make or issue a dividend or distribution to all holders of our common stock of any warrants or other rights to subscribe for or purchase any shares of our common stock that are exercisable for a period of not more than 45 days (other than a distribution of such warrants or rights upon certain mergers or consolidations or sales), whether or not the rights to subscribe or purchase thereunder are immediately exercisable, and the consideration per share for which shares of our common stock may at any time thereafter be issuable pursuant to such warrants or other rights is less than the current market price per share of our common stock on the record date fixed for determination of the holders of our common stock entitled to receive such dividend or distribution.

     (6) We reclassify our common stock (other than any such reclassification in connection with certain mergers or consolidations or sales) into shares of our common stock and shares of any other class of our stock or evidences of our indebtedness, cash or other assets (including rights, warrants or other securities).
     No adjustment of the conversion price that would otherwise be required will be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases the conversion price immediately prior to the making of such adjustment by at least 1%. In computing adjustments, fractional interests in our common stock will be taken into account to the nearest one-thousandth of a share.
     We may at our option, at any time while the shares of Series A Preferred Stock remain outstanding, increase the number of shares of our common stock into which each share of Series A Preferred Stock is convertible, or decrease the conversion price, in addition to those changes described above, as deemed advisable by our board of directors, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients.
     Upon the occurrence of each adjustment of the conversion price, we will:
•	compute such adjustment in accordance with the terms of the certificate of designations;

•	after such adjustment becomes effective, deliver a notice to each holder of record of the shares of Series A Preferred Stock appearing on our stock books as of the date of such notice at the address of said holder shown therein which notice shall set forth such adjustment (including the kind and amount of securities, cash or other property for which the shares of Series A Preferred Stock shall be convertible and the conversion price) and showing in detail the facts upon which such adjustment is based; and

•	deliver to the transfer agent or agents for the Series A Preferred Stock a certificate of our Treasurer setting forth the conversion price and the number of shares of our common stock into which each share of Series A Preferred Stock is convertible after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made (including a description of the basis on which the current market price of our common stock or the fair market value of any evidences of indebtedness, shares of capital stock, securities, cash or other assets or consideration used in the computation was determined).

SEC Reports
     So long as any shares of the Series A Preferred Stock remain outstanding, if we are not required to file information, documents or reports pursuant to either of Section 13 or Section 15(d) of the Exchange Act, we will cause quarterly reports (containing unaudited financial statements) for the first three quarters of each fiscal year and annual reports (containing audited financial statements and an opinion thereon by our independent certified public accountants) to be (a) mailed to each holder of record of the shares of Series A Preferred Stock appearing on our stock books as of the date of such mailing at the address of said holder shown therein or, (b) posted to our web-site, in any case within 45 days after the last day of each applicable quarter and 90 days after the last day of each applicable fiscal year.

DESCRIPTION OF THE NOTES
     You can find the definitions of certain terms used in this description under the subheading “ — Certain Definitions.” In this description, the term “Company,” “us,” “our” or “we” refers only to Superior Well Services, Inc. and not to any of its subsidiaries. References herein to the “Guarantors” refer to our Subsidiaries that are Guarantors as described below and references herein to the “Obligors” refer to the Company and the Guarantors, collectively.
     The notes were issued under an indenture among the Company, the Guarantors and Wilmington Trust FSB, as trustee and collateral agent. See “Additional Information.” We refer to the notes in this description as the “Notes.” The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.
     The following description is a summary of the material provisions of the indenture, the Collateral Agreements and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the Intercreditor Agreement referred to below because they, and not this description, define your rights as holders of the Notes. Certain defined terms used in this description but not defined below under “ —Certain Definitions” have the meanings assigned to them in the indenture or the Intercreditor Agreement, as applicable.
     The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.
     As described below under “ — Registration Rights; Additional Interest,” the shelf registration statement relating to this prospectus is being filed pursuant to a registration rights agreement in order to cover resales of (i) the Notes, (ii) shares of the Company’s Series A preferred stock described under “Description of the Series A Preferred Stock,” and (iii) shares of the Company’s common stock issuable upon conversion of the Series A preferred stock. If we fail to satisfy specified obligations under the registration rights agreement, we may be required to pay additional interest to certain holders of the Notes and additional dividends to certain holders of the Series A preferred stock. However, any Notes, shares of Series A preferred stock or shares of common stock sold pursuant to the shelf registration statement relating to this prospectus will not be entitled to the benefits of the registration rights agreement, including any additional interest or additional dividends.
Brief Description of the Notes and the Guarantees
     The Notes
     The Notes:
•	Were issued in an aggregate principal amount of $80.0 million;

•	Are equal in right of payment to all existing and future senior Indebtedness of the Company other than the Senior Debt, but are junior in right of payment to first priority claims under the Credit Agreement, which include up to $325,000,000 of principal, interest and certain first lien hedging obligations (including interest and currency hedges with lenders under the Credit Agreement) (the “First Priority Claims”);

•	Are secured by a second priority lien on the Company’s assets that secure the First Priority Claims, subject to certain exceptions and subject to Permitted Liens; and

•	Are senior in right of payment to any future subordinated Indebtedness of the Company.
           The Guarantees
     The Notes are fully and unconditionally guaranteed by each of the Company’s Subsidiaries and its future Subsidiaries.
     The Guarantees of the Notes:

•	Are equal in right of payment to all existing and future senior Indebtedness of each Guarantor other than the Senior Debt, but are junior in right of payment to the First Priority Claims;

•	Are secured by a second priority lien on the Guarantor’s assets that secure the First Priority Claims, subject to certain exceptions and to Permitted Liens; and

•	Are senior in right of payment to any future subordinated Indebtedness of each Guarantor.
     Pursuant to the terms of the Intercreditor Agreement and the other Collateral Agreements described herein, payment of the Notes and the lien on the assets of the Company and the Guarantors that secures the Notes and the Guarantees are contractually subordinated to the liens thereon that secure the Senior Debt. The Notes and the Guarantees are subordinated to the First Priority Claims.
Principal, Maturity and Interest
     The Company has issued Notes with an initial aggregate principal amount of $80.0 million. The Company may issue additional notes from time to time after this offering. The Notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and will share equally and ratably in the Collateral securing the notes. As such, any issuance of additional notes may have the effect of diluting the security afforded by the Collateral for the Notes. The Company will issue Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on November 18, 2013.
     Interest on the Notes will initially accrue at the rate of 7.0% per annum and the rate will increase by 1.0% per annum on each anniversary of the date of the indenture. Interest will be payable quarterly in arrears on January 1, April 1, July 1 and October 1, commencing on January 1, 2009. The Company will make each interest payment to the Holders of record on the immediately preceding December 15, March 15, June 15 and September 15. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Methods of Receiving Payments on the Notes
     If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.
Paying Agent and Registrar for the Notes
     The trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as paying agent.
Transfer and Exchange
     A Holder may transfer or exchange Notes in accordance with the indenture. The Company or the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes.
     No service charge will be imposed for any registration of transfer or exchange of Notes, but the Company may require Holders to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days prior to the mailing of a notice of redemption.
Guarantees
     Initially, all of the Company’s Subsidiaries will fully and unconditionally guarantee the Notes. In the future, the Notes will also be fully and unconditionally guaranteed by each of the Company’s newly created or acquired Subsidiaries. See “ — Certain Covenants — Additional Subsidiaries.” These Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Relating to the Notes — A court could cancel the Notes or the guarantees and security interests under fraudulent conveyance laws or certain other circumstances.”
     A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, the Company or another Guarantor, unless:
     (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and
     (2) either:
          (a) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture substantially in the form specified in the indenture, under the notes, the indenture and its Guarantee on terms set forth therein; or
          (b) such sale or other disposition complies with the “Dispositions of Assets” provisions of the indenture.
     The Guarantee of a Guarantor will be released:
     (1) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with the “Dispositions of Assets” provisions of the indenture;
     (2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with the “Dispositions of Assets” provisions of the indenture;
     (3) upon satisfaction and discharge of the indenture as described below under the caption “ — Satisfaction and Discharge”; or
     (4) as provided in the Intercreditor Agreement.
Collateral
     The Notes and the Guarantees are secured by a lien on the existing and future assets of the Company and the Guarantors other than “Excluded Collateral” as defined in the Credit Agreement.
     The indenture provides that, subject to satisfaction of certain conditions, the trustee will be authorized and required to release any Collateral that is released by the Administrative Agent.
     Intercreditor Agreement
     A summary of certain sections of the Intercreditor Agreement is set forth below.
     First Priority Claims; Notes Subordinated to First Priority Claims. The First Priority Claims are secured by a Lien on the Collateral, which Lien is contractually senior to the Lien thereon that secures the Notes and the Guarantees pursuant to the Intercreditor Agreement. By their acceptance of the Notes, the Holders of the Notes authorized the collateral agent to enter into the Intercreditor Agreement with the First Priority Agent. As a result, the Notes are subordinated in right of payment to the First Priority Claims and have a junior, subordinated lien on the Collateral.
     Relative Priorities. The Intercreditor Agreement provides that notwithstanding the date, manner or order of grant, attachment or perfection of any Lien (a “Second Priority Lien”) securing the obligations of the Company and the Guarantors under or with respect to the indenture, the Notes, the Guarantees or any other Indenture Document

(the “Second Priority Claims”) or any Lien (a “First Priority Lien”) securing the First Priority Claims and notwithstanding any provision of the Uniform Commercial Code of any applicable jurisdiction or any other applicable law or the provisions of any Indenture Document or any agreement, instrument or other document evidencing or governing any First Priority Claims (collectively, the “First Priority Debt Documents” and, together with the Indenture Documents, the “Debt Documents”) or any other circumstance whatsoever, each Collateral Agent (i.e., the First Priority Agent and the second priority agent (the “Second Priority Agent”)), for itself and on behalf of the secured parties (i.e., the holders of the First Priority Claims and the First Priority Agent (collectively, the “First Priority Secured Parties”) and the Holders, the trustee and the collateral agent (collectively, the “Second Priority Secured Parties”)) on whose behalf it acts in such capacity therefor, will agree that, so long as the First Priority Claims have not been paid in full in cash, (a) any First Priority Lien then or thereafter held by or for the benefit of any First Priority Secured Party will be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens and (b) any Second Priority Lien then or thereafter held by or for the benefit of any Second Priority Secured Party will be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens.
     Prohibition on Contesting Liens; Additional Collateral. The Intercreditor Agreement provides that (a) each Collateral Agent, for itself and on behalf of the other Secured Parties on whose behalf it acts in such capacity therefor, will agree that it will not, and will waive any right to, contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the priority, validity or enforceability of any Second Priority Lien or any First Priority Lien, as the case may be; provided that nothing in the Intercreditor Agreement will be construed to prevent or impair the rights of any Collateral Agent or any other Secured Party to enforce the Intercreditor Agreement to the extent provided thereby and (b) if the Company or any Guarantor creates any additional Liens upon any property to secure the Second Priority Claims, it must concurrently grant a Lien upon such property as security for the First Priority Claims.
     Exercise of Rights and Remedies; Standstill. In addition, the Intercreditor Agreement provides that the First Priority Agent and the other First Priority Secured Parties will, at all times prior to the payment in full in cash of the First Priority Claims, have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Collateral (including making determinations regarding the release, disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any insolvency or liquidation proceeding), in each case, without any consultation with or the consent of the Second Priority Agent or any other Second Priority Secured Party; provided, however, that (i) the Second Priority Secured Parties will be entitled to take certain actions to preserve and protect their claims with respect to the Collateral and actions that unsecured creditors are entitled to take (which in any event cannot be in contravention to the limitations imposed on the Second Priority Secured Parties in the Intercreditor Agreement), in each case, to the extent set forth in the Intercreditor Agreement and (ii) if an Event of Default has occurred and for so long as such Event of Default is continuing, after expiration of a 180-day period (the “Standstill Period”) that commences on the date of receipt by the First Priority Agent of the written declaration of the Second Priority Agent of such Event of Default and written demand by the Second Priority Agent to the Company for the accelerated payment of all Second Priority Claim (unless the Company or any Guarantor is subject to an insolvency or liquidation proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such insolvency or liquidation proceeding), the Second Priority Agent will be entitled to take action to enforce its Liens on the Collateral upon 45 days’ prior written notice to the First Priority Agent (which notice may be given prior to the completion of such 180-day period, but not prior to the 150th day of such period), but only so long as the First Priority Agent is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against, or diligently attempting to vacate any stay on enforcement of its Liens on, a material portion of the Collateral.
     Automatic Release of Second Priority Liens. The Intercreditor Agreement also provides that if, in connection with (i) any disposition of any Collateral permitted under the terms of the First Priority Debt Documents or (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any disposition of Collateral, the First Priority Agent, for itself and on behalf of the other First Priority Secured Parties, (x) releases any of the First Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the First Priority Claims (in each case, a “Release”), other than any such Release granted following the payment in full in cash of the First Priority Claims, and termination of commitments under the First Priority Debt Documents, then the Second Priority Liens on such Collateral, and the obligations of such Guarantor under its guarantee of the Second

Priority Claims, will be automatically, unconditionally and simultaneously released, and the Second Priority Agent will, for itself and on behalf of the other Second Priority Secured Parties, promptly execute and deliver to the First Priority Agent, the Company or such Guarantor, as the case may be, such termination statements, releases and other documents as the First Priority Agent, the Company or such Guarantor, as the case may be, may reasonably request to effectively confirm such Release.
     Restrictions on Payments. The Intercreditor Agreement also provides that, except as expressly permitted under the Intercreditor Agreement, the Second Priority Agent and each Holder will not ask, demand, sue for, take, receive, accept or retain, directly or indirectly, including by exercise of any right of set-off or recoupment, any payment of principal, interest, fees or any other amount due with respect to the Second Priority Claims, until the First Priority Claims have been paid in full in cash; provided, however, that, the Second Priority Agent and the Holders may accept from the Company when due and owing on a non-accelerated basis, (a) regularly scheduled payments of accrued and unpaid interest on the Notes at a rate not in excess of the non-default rate of interest per annum set forth in the Notes as in effect on the date of the Intercreditor Agreement, (b) any reorganization securities permitted by the Intercreditor Agreement, (c) closing fees and reimbursement of expenses of closing and counsel fees paid on or about the closing date with respect to the Indenture Documents, and (d) reimbursement and indemnification of reasonable fees, costs and expenses of administration of the Indenture Documents.
     Turnover. The Intercreditor Agreement also provides that so long as the First Priority Claims have not been paid in full in cash, any Collateral or any proceeds thereof received by the Second Priority Agent or any other Second Priority Secured Party in connection with any disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) with respect to the Collateral, will be segregated and held in trust and forthwith transferred or paid over to the First Priority Agent for the benefit of the First Priority Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.
     Insolvency or Liquidation Proceedings. The Intercreditor Agreement also provides that:
     (a) Until the First Priority Claims have been paid in full, the Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, will agree that, in the event of any insolvency or liquidation proceeding, the Second Priority Secured Parties:
          (i) will not oppose or object to the use of any Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law, unless the First Priority Secured Parties, or a representative authorized by the First Priority Secured Parties, shall oppose or object to such use of cash collateral;
          (ii) will not oppose or object to any post-petition financing, whether provided by the First Priority Secured Parties or any other Person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), unless the First Priority Secured Parties, or a representative authorized by the First Priority Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the First Priority Liens, the Second Priority Agent will, for itself and on behalf of the other Second Priority Secured Parties, subordinate the Second Priority Liens to the First Priority Liens and the DIP Financing Liens on the terms of the Intercreditor Agreement;
          (iii) except to the extent permitted by paragraph (b) below, in connection with the use of cash collateral as described in clause (i) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens; and
          (iv) will not oppose or object to any disposition of any Collateral free and clear of the Second Priority Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law, if the First Priority Secured Parties, or a representative authorized by the First Priority Secured Parties, shall consent to such disposition free and clear of the First Priority Liens.

     (b) The Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, will agree that no Second Priority Secured Party may contest, or support any other Person in contesting, (i) any request by the First Priority Agent or any other First Priority Secured Party for adequate protection in respect of any First Priority Claims or (ii) any objection, based on a claim of a lack of adequate protection with respect of any First Priority Claims, by the First Priority Agent or any other First Priority Secured Party to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral, (A) any First Priority Secured Party seeks or requests adequate protection in the form of a Lien on additional collateral, the Second Priority Agent may, for itself and on behalf of the other Second Priority Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the First Priority Liens and DIP Financing Liens on the same basis as the other Second Priority Liens are subordinated to the First Priority Liens under the Intercreditor Agreement or (B) any Second Priority Secured Party is granted adequate protection in the form of a Lien on additional collateral, the First Priority Agent will, for itself and on behalf of the other First Priority Secured Parties, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Second Priority Lien as security for the First Priority Claims.
     (c) Notwithstanding the foregoing, the applicable provisions of paragraphs (a) and (b) above will only be binding on the Second Priority Secured Parties with respect to any DIP Financing to the extent the principal amount of such DIP Financing, when taken together with the aggregate principal amount of the First Priority Claims, does not exceed the sum of (i) all First Priority Claims and (ii) $32,500,000.
     Relief from the Automatic Stay. The Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, will agree that, so long as the First Priority Claims have not been paid in full, no Second Priority Secured Party may, without the prior written consent of the First Priority Agent, seek or request relief from or modification of the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of any part of the Collateral, any proceeds thereof or any Second Priority Lien.
     Reorganization Securities. If, in any insolvency or liquidation proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the First Priority Claims and the Notes and Guarantees, then, to the extent the debt obligations distributed on account of the First Priority Claims and on account of the Notes and Guarantees, the provisions of the Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
     Post-Petition Interest. The Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, will agree that no Second Priority Secured Party may oppose or seek to challenge any claim by the First Priority Agent or any other First Priority Secured Party for allowance in any insolvency or liquidation proceeding of First Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of the First Priority Liens (it being understood and agreed that such value will be determined without regard to the existence of the Second Priority Liens on the Collateral). The First Priority Agent, for itself and on behalf of the other First Priority Secured Parties, will agree that no First Priority Secured Party will oppose or seek to challenge any claim by the Second Priority Agent or any other Second Priority Secured Party for allowance in any insolvency or liquidation proceeding of Second Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Second Priority Liens; provided, however, that if the First Priority Secured Parties shall have made any such claim, such claim (A) shall have also have been approved or (B) will be approved contemporaneous with the approval of any such claim by any Second Priority Secured Party.
     Certain Waivers by the Second Priority Secured Parties. The Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, will waive any claim any Second Priority Secured Party may have against any First Priority Secured Party arising out of (a) the election by any First Priority Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other bankruptcy law, or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any insolvency or liquidation proceeding.
     Certain Voting Matters. Each of the First Priority Agent, on behalf of the First Priority Secured Parties and the Second Priority Agent on behalf of the Second Priority Secured Parties, will agree that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any insolvency or liquidation proceeding. Except as provided in this paragraph, nothing in the Intercreditor Agreement is intended, or may be construed, to limit the ability of the Second Priority Agent or the Second Priority Secured Parties to vote on any plan of reorganization that maintains the lien and debt subordination provisions of the Intercreditor Agreement or of either the First Priority Secured Parties or Second Priority Secured Parties, to contest any plan of reorganization that does not maintain the lien and debt subordination provisions of the Intercreditor Agreement.
     Matters Relating to Debt Documents. All loan documents under the Credit Agreement may be amended, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the Credit Agreement may be refinanced, in each case, without the consent of any Second Priority Secured Party; provided, however, that, without the consent of the Second Priority Required Holders, no such amendment, supplement, modification or refinancing shall (i) contravene any provision of the Intercreditor Agreement, (ii) result in the sum of (A) the aggregate principal amount of Indebtedness outstanding under such loan documents (as so amended, supplemented, modified or refinanced) plus (B) the undrawn portion of the revolving commitments under such loan documents (as so amended, supplemented, modified or refinanced) exceeding $325,000,000 and provided further that the holders of the Indebtedness resulting from any refinancing, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of the Intercreditor Agreement.
     Without the prior written consent of the First Priority Required Lenders, no Indenture Document may be amended, supplemented or otherwise modified, or entered into, to the extent such amendment, supplement or modification, or the terms of such new Indenture Document, would (i) contravene the provisions of the Intercreditor Agreement, (ii) increase the applicable interest rate under the Indenture Documents (excluding increases resulting from the accrual of interest at the default rate), (iii) cause the aggregate principal amount of the Indebtedness outstanding under the Indenture Documents at any time or times to exceed $80,000,000, (iv) change to earlier dates any scheduled dates for the payment of principal or of interest on Indebtedness under the Indenture Documents to a date which is less than five (5) years from the date any such principal amount was borrowed, or require the amortization of principal amounts of the Indebtedness outstanding under the Indenture Documents prior to such maturity, (v) change any default or event of default provisions set forth in the Indenture Documents in a manner adverse to the First Priority Secured Parties, (vi) change the redemption, prepayment or defeasance provisions set forth in the Indenture Documents in a manner adverse to the First Priority Secured Parties, (vii) add to the Collateral other than as specifically provided by the Intercreditor Agreement, (viii) otherwise materially increase the obligations of the Company or any of the Guarantors or apply covenants more restrictive than those set forth in the loan documents related to the Credit Agreement or confer additional rights on the Second Priority Secured Parties in a manner adverse to the First Priority Secured Parties or (ix) cause or permit any Person to become a Guarantor with respect to any Second Priority Claims other than any Person which is a Guarantor on the date of the Intercreditor Agreement unless such Person is also a Guarantor with respect to the First Priority Claims.
     Postponement of Subrogation. The Intercreditor Agreement also provides that the Second Priority Agent will agree that no payment or distribution to any First Priority Secured Party pursuant to the provisions of the Intercreditor Agreement will entitle any Second Priority Secured Party to exercise any rights of subrogation in respect thereof until the First Priority Claims shall have been paid in full in cash.
     Purchase Option. The Intercreditor Agreement also provides that notwithstanding anything in the Intercreditor Agreement to the contrary, following the acceleration of the Indebtedness then outstanding under the First Priority Debt Documents, the Second Priority Secured Parties (or any portion thereof) may, at their sole expense and effort, upon notice to the Company and the First Priority Agent, require the First Priority Secured Parties to transfer and assign to the Second Priority Secured Parties, without warranty or representation or recourse, all (but not less than all) of the First Priority Claims; provided that (x) such assignment may not conflict with any law, rule or regulation or order of any court or other governmental authority having jurisdiction, and (y) the Second Priority Secured Parties shall have paid to the First Priority Agent, for the account of the First Priority Secured Parties, in immediately available funds, an amount equal to 100% of the principal of such Indebtedness plus all accrued and unpaid interest thereon plus all accrued and unpaid fees plus all the other First Priority Claims then outstanding (which will include, with respect to (i) the aggregate face amount of the letters of credit outstanding under the First Priority Debt Documents, posting cash collateral in an amount equal to 105% thereof, and (ii) each commodity or interest rate hedging, cap, collar, swap or other similar agreements that evidence any First Lien Hedging Obligations included in such First Priority Claims, 100% of the aggregate amount of such First Priority Claims, after giving effect to any netting arrangements, that the applicable Guarantor would be required to pay if such commodity or interest rate hedging, cap, collar, swap or other similar agreements were terminated at such time calculated using the market quotation method). In order to effectuate the foregoing, the First Priority Agent will calculate, upon the written request of any Second Priority Secured Party from time to time, the amount in cash that would be necessary so to purchase the First Priority Claims. If the right set forth in this paragraph is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten business days of the request set forth in the first sentence of this paragraph. If the Second Priority Secured Parties (or any portion thereof) exercise the right set forth in this paragraph, it will be exercised pursuant to documentation mutually acceptable to each of the First Priority Agent and the exercising Second Priority Secured Parties.
     Security Documents
     The Company, the Guarantors and the collateral agent have entered into one or more Collateral Agreements granting, in favor of the collateral agent for the benefit of the Second Priority Secured Parties, Liens on the Collateral securing the Indenture Documents. Whether prior to or after the First Priority Claims have been paid in full, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:
     (1) to enable the Company to consummate asset dispositions permitted or not prohibited under the covenant described below under “ — Certain Covenants — Dispositions of Assets or Subsidiaries”;
     (2) if any Subsidiary that is a Guarantor is released from its Guarantee, that Subsidiary’s assets will also be released from the Liens securing the Notes;
     (3) as described under “Amendment, Supplement and Waiver” below; or
     (4) if required in accordance with the terms of the Intercreditor Agreement.
     The Liens on all Collateral that secures the Indenture Documents also will be released:
     (1) upon satisfaction and discharge of the Indenture or payment in full of the principal of, and premium, if any, and accrued and unpaid interest on, the notes and all other Obligations that are then due and payable; or
     (2) as described under “Amendment, Supplement and Waiver” below.
Certain Bankruptcy and Other Limitations
     The ability of the Holders of the Notes to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See the section entitled “Risk Factors — Risks related to the Notes — In the event of a bankruptcy, the ability of the holders of the Notes to realize upon the collateral will be subject to certain bankruptcy law limitations.” The collateral agent’s ability to foreclose on the Collateral may be subject to lack of perfection, the consent of third parties, prior Liens and practical problems associated with the realization of the collateral agent’s Lien on the Collateral. The ability of the Holders of the Notes to realize upon the Collateral is also limited by the Intercreditor Agreement. See “Collateral — Intercreditor Agreement.”
     Additionally, the collateral agent may need to evaluate the impact of the potential liabilities before determining to foreclose on Collateral consisting of real property (if any) because a secured creditor that holds a Lien on real property may be held liable under environmental laws for the costs of remediating or preventing release or threatened releases of hazardous substances at such real property. Consequently, the collateral agent may decline to foreclose on such Collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the Holders.
     No fair market value appraisals of any of the Collateral have been prepared by or on behalf of the Company in connection with the issuance of the Notes. There can be no assurance that the proceeds from the sale of the Collateral remaining after the satisfaction of all Obligations owed to the holders of First Priority Claims or after the satisfaction of all other Obligations in which any Collateral secures such other Obligations owing to the holders of other Liens which have priority over the Lien securing the Notes would be sufficient to satisfy the obligations owed to the Holders of the Notes.
     Subject to the restrictions on incurring Indebtedness in the indenture, the Company and its Subsidiaries also have the right to grant Liens securing capital lease obligations and purchase money obligations constituting Permitted Liens and to acquire any such assets subject to such Liens. To the extent third parties hold Permitted Liens, such third parties may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value and any sale of such Collateral separately from the assets of the Company and the Guarantors as a whole may not be feasible. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, if salable. See “Risk Factors — Risks Related to the Notes — There may not be sufficient collateral to pay all or any of the Notes.”
Optional Redemption
     The Notes are redeemable at the option of the Company at any time or from time to time upon at least 30 days but not more than 60 days notice, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
     Selection and Notice
     If less than all of the Notes are to be redeemed at any time, the trustee will select notes for redemption as follows:
     (1) if the relevant Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
     (2) if the relevant Notes are not listed on any national securities exchange, on a pro rata basis subject to the minimum authorized denomination for Notes under the indenture.
     No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.
     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of Notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.
No Mandatory Redemption; Open Market Purchases
     Except as set forth below under “ — Repurchase at the Option of Holders — Change of Control,” the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders. The Company may at any time and from time to time purchase Notes in the open market or otherwise.
Repurchase at the Option of Holders — Change of Control
     If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the indenture, provided that the Change of Control Offer is expressly permitted under the Credit Agreement and does not expressly permit a Change of Control offer. The Credit Agreement currently provides that an occurrence of a Change of Control constitutes a default under the Credit Agreement. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of settlement (the “Change of Control Purchase Date”), subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Purchase Date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder and the trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes as of the Change of Control Purchase Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed pursuant to the procedures required by the indenture and described in such notice.
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.
     On the Change of Control Purchase Date, the Company will, to the extent lawful and permitted by the Credit Agreement and the Intercreditor Agreement, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly thereafter the Company will:
     (1) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (2) deliver or cause to be delivered to the trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
     Promptly after the Change of Control Purchase Date, the paying agent will mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
     The Company will not be required to make a Change of Control Offer upon a Change of Control if not expressly permitted by the Credit Agreement or a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.
Certain Covenants
     Indebtedness
     Each of the Obligors will not, and will not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:
     (1) Indebtedness under the Indenture Documents;
     (2) Senior Debt;
     (3) Indebtedness that existed on the date of the indenture (including any Permitted Refinancing thereof);

     (4) Capitalized and operating leases as and to the extent permitted under the indenture;
     (5) Indebtedness secured by Purchase Money Security Interests; provided that the aggregate amount of loans, capital leases and deferred payments secured by such Purchase Money Security Interests do not exceed $10,000,000;
     (6) Indebtedness of an Obligor which is subordinated to the Notes;
     (7) Any (i) Hedging Obligations or (ii) Indebtedness under any other lender provided financial services product;
     (8) Additional Indebtedness in an aggregate amount not to exceed $150,000,000, provided that such Indebtedness is incurred in connection with (including refinancings of or an exchange for preferred stock issued in connection with) the acquisition of all or substantially all of the assets of Diamondback to the extent permitted under the Credit Agreement;
     (9) Guarantees of any Indebtedness permitted under the indenture;
     (10) Trade payable and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness which are more than ninety (90) days past due; and
     (11) To the extent not otherwise permitted above, any Indebtedness permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     Liens
     Each of the Obligors will not, and will not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, then owned or thereafter acquired, or agree or become liable to do so, except Permitted Liens and, to the extent not otherwise permitted under this paragraph, Liens permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     Guaranties
     Each of the Obligors will not, and will not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Obligors permitted hereunder and, to the extent not otherwise permitted hereunder, Guaranties permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     Loans and Investments
     Each of the Obligors will not, and will not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:
     (1) trade credit extended on usual and customary terms in the ordinary course of business;
     (2) advances to employees to meet expenses incurred by such employees in the ordinary course of business;
     (3) Permitted Investments;
     (4) loans, advances and investments in other Obligors;
     (5) investments existing as of the Issue Date;

     (6) investments or interests (debt or equity) received from Persons other than Affiliates as a result of claims against any such Persons in any Relief Proceeding pertaining to any such Person;
     (7) extensions of credit in the nature of accounts receivable, goods receivable or notes receivable arising from the sale or lease of goods or services or purchase of supplies, equipment or other goods in the ordinary course of business;
     (8) prepayments of inventory and supplies made in the ordinary course of business;
     (9) loans and advances for travel and entertainment expenses, relocation costs and similar purposes to officers and employees of the Obligors, all of which are incurred in the ordinary course of business, up to a maximum of $100,000 to any officer or employee at any one time outstanding and up to a maximum of $300,000 in the aggregate at any one time outstanding; and
     (10) to the extent not otherwise permitted above, loans and investments permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     Dividends and Related Distributions
     Each of the Obligors will not, and will not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests or on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests; provided, however, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, (i) the Company may make dividend payments or other distributions to its shareholders, (ii) the other Obligors may make dividend payments or other distributions to the Company, and (iii) to the extent not otherwise permitted under this paragraph, Obligors may make any dividend payments or other distributions to the Company and its shareholders that are permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     Dispositions of Assets or Subsidiaries
     Each of the Obligors will not, and will not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Obligor), except:
     (1) transactions involving the sale of inventory in the ordinary course of business;
     (2) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Obligor’s or such Subsidiary’s business;
     (3) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Obligor to another Obligor;
     (4) any sale, transfer or lease of assets in any fiscal year in an aggregate amount not to exceed $7,500,000 in such fiscal year;
     (5) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased; provided such substitute assets are subject to the Holder’s Second Lien Security Interest to the extent that the assets being replaced were subject to the Second Lien Security Interest;
     (6) so long as no Event of Default or Default exists, the sale, transfer or disposition of any Subsidiary of any Obligor;

     (7) so long as no Event of Default or Default exists, the dissolution and liquidation of any Subsidiary of any Obligor;
     (8) any disposition of assets resulting from the bona fide exercise by an Official Body of its actual power of eminent domain or other disposition required by applicable law; and
     (9) to the extent not otherwise permitted above, the Obligors may make and permit their Subsidiaries to make any disposition of assets that are permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     Affiliate Transactions
     Each of the Obligors will not, and will not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Obligor or other Person) unless such transaction:
     (1) is set forth on a schedule to the indenture;
     (2) is between or among the Obligors and does not involve an Affiliate that is not an Obligor;
     (3) is not otherwise prohibited by the indenture, is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions which are fully disclosed to the collateral agent in writing and is in accordance with all applicable law; or
     (4) to the extent not otherwise permitted above, the Obligors may make and permit their Subsidiaries to enter into any transactions with Affiliates that are permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     Additional Subsidiaries
     Each of the Obligors will not, and will not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) as permitted under the Credit Agreement (including by reason of any waiver of any provision thereof) or (ii) any Subsidiary which has joined the indenture as Guarantor.
     Continuation of or Change in Business
     Each of the Obligors will not, and will not permit any of its Subsidiaries to, engage in any business other than their businesses, substantially as conducted and operated by such Obligor or Subsidiary as of the Issue Date and any other businesses that reasonably relates thereto and any business permitted under the Credit Agreement (including by reason of any waiver of any provision thereof), and such Obligor or Subsidiary will not permit any material change in such business.
     Fiscal Year
     The Company will not, and will not permit any Subsidiary of the Company to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31 except, to the extent not otherwise permitted under this paragraph, the Company may and may permit its Subsidiaries to change its fiscal year as permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     Issuance of Stock
     Each of the Obligors will not, and will not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof; provided that (i) the Company is permitted to issue additional shares of its capital stock and (ii) to the extent not otherwise permitted under this paragraph, each Obligor may and may permit its Subsidiaries to issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof as permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).

     Minimum Fixed Charge Coverage Ratio
     The Obligors will not permit the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the most recent four (4) fiscal quarters then ended, to be less than 1.75 to 1.0, except as otherwise permitted by the Credit Agreement (including by reason of any waiver of any provision thereof).
     Maximum Leverage Ratio
     The Obligors will not at any time permit the Leverage Ratio calculated as of the end of each fiscal quarter for the fiscal quarter then ending to exceed 3.0 to 1.0, except as otherwise permitted by the Credit Agreement (including by reason of any waiver of any provision thereof).
     Reporting Requirements
     The Company and the Guarantors will furnish the following to the trustee and to any Holder (together with its Affiliates) of a majority in aggregate principal amount of the Notes then outstanding.
     Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Company and its Subsidiaries, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Company as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.
     Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company and its Subsidiaries, financial statements of the Company consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants.
     Notices of Default. Promptly after any Officer of the Obligors has learned of the occurrence of an Event of Default or Default, a certificate signed by an authorized officer setting forth the details of such Event of Default or Default and the action which such Obligor proposes to take with respect thereto. Delivery of such reports, information and documents to the trustee under this paragraph is for informational purposes only, and the trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information therein, including the Obligor’s compliance with any of its covenants hereunder.
Events of Default and Remedies
     Each of the following is an Event of Default:
     (1) failure by the Company to pay any interest on the Notes or any other amounts owing under the indenture or under the Indenture Documents within three business days of the date on which such interest or other amount becomes due in accordance with the terms thereof;
     (2) default in the payment when due of the principal of, or premium, if any, on, the Notes;
     (3) failure by any Obligor, as applicable, to comply for 30 days after receipt of written notice from the trustee or the Holders of at least 25% in aggregate principal amount of Notes with the covenants described under “Certain Covenants” other than the covenant described under “Certain Covenants — Reporting Requirements”;
     (4) any Obligor defaults in the observance or performance of any other covenant, condition or provision of any Indenture Document and such default continues unremedied for a period of 60 days after receipt of written notice from the trustee or the Holders of at least 25% in aggregate principal amount of Notes;

     (5) a default or event of default occurs at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Obligor or Subsidiary of any Obligor may be obligated as a borrower or guarantor in excess of $5,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right has been waived) or the termination of any commitment to lend;
     (6) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed (including a stay pending appeal) for a period of 30 days after the date of such final judgment (or, if later, the date when payment is due pursuant to such judgment);
     (7) any of the Indenture Documents cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Indenture Documents) in accordance with the respective terms thereof or is terminated (except in accordance with its terms) or becomes or is declared ineffective or inoperative or in any way is challenged or contested or ceases to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;
     (8) there is any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $5,000,000 or the Collateral or any other of the Obligors’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;
     (9) (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000 or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or
     (10) (i) a Relief Proceeding is instituted against any Obligor or Subsidiary of an Obligor and such Relief Proceeding remains undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court enters a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Obligor or Subsidiary of an Obligor institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Obligor or any Subsidiary of an Obligor ceases to be solvent or admits in writing its inability to pay its debts as they mature.
     In the case of an Event of Default arising from clause (10) above with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
     Holders of the Notes may not enforce the indenture or the Notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the trustee in its exercise of any trust or power.
     The Holders of a majority in principal amount of the Notes then outstanding by notice to the trustee may on behalf of the Holders of all of the Notes waive any past Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes or in respect of a covenant that cannot be amended without the consent of each Holder.
     The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Amendment, Supplement and Waiver
     Except as provided in the next three succeeding paragraphs, the indenture, the Notes, the Collateral Agreements or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of or tender offer for Notes), and any existing default or compliance with any provision of the indenture, the Notes, the Collateral Agreements or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of or tender offer for Notes).
     Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):
     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes (other than provisions described above under the caption “ — Repurchase at the Option of Holders — Change of Control”);
     (3) reduce the rate of or change the time for payment of interest on any Note;
     (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except, in connection with a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the Notes, a waiver of any payment default that resulted from such acceleration);
     (5) make any Note payable in currency other than that stated in the Notes;
     (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes (other than as permitted in clause (7) below);
     (7) waive a redemption or repurchase payment with respect to any Note (other than a payment required by the provisions described above under the caption “ — Repurchase at the Option of Holders — Change of Control”);
     (8) release any Guarantor from any of its obligations under its Guarantee, except in accordance with the terms of the indenture; or
     (9) make any change in the preceding amendment, supplement and waiver provisions.
     Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors and the trustee may amend or supplement the indenture, the Notes, the Collateral Agreements or the Guarantees:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s properties or assets;

     (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights of any Holder under the indenture, the Notes, the Guarantees or any Collateral Agreement;
     (5) in connection with any addition or release of Collateral permitted under the terms of the indenture or the Collateral Agreements;
     (6) to add any additional Guarantor or to evidence the release of any Guarantor from its Guarantee, in each case as provided in the indenture;
     (7) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or
     (8) to evidence or provide for the acceptance of appointment under the indenture of a successor trustee.
Satisfaction and Discharge
     The indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in the indenture), and all Guarantees and Liens created pursuant to the Collateral Agreements will be released, when:
     (1) either:
          (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or
          (b) all Notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;
     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and
     (4) the Company has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the Notes at fixed maturity or the redemption date, as the case may be.
     In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
     If the trustee becomes a creditor of the Company or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of Notes, unless such Holder has offered to the trustee security or indemnity satisfactory to it against any loss, liability or expense.
Governing Law
     The indenture, the Notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York.
Additional Information
     Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to the Company at 1380 Rt. 286 East, Suite #121, Indiana, Pennsylvania 15701, Attn: Chief Financial Officer.
Registration Rights; Additional Interest
     The Company and Diamondback entered into a registration rights agreement on the original issuance date of the Notes. The shelf registration statement relating to this prospectus is being filed pursuant to the registration rights agreement to cover resales of (i) the Notes, (ii) shares of the Company’s Series A preferred stock and (iii) shares of the Company’s common stock issuable upon conversion of the Series A preferred stock. However, any Notes, shares of Series A preferred stock or shares of common stock sold pursuant to the shelf registration statement relating to this prospectus will not be entitled to the benefits of the registration rights agreement, including any of the liquidated damages described below.
     Pursuant to the registration rights agreement, the Company agreed that:
     (1) it will, as soon as reasonably practicable after the date of the registration rights agreement, file the shelf registration statement covering the Notes, shares of the Company’s Series A preferred stock and shares of the Company’s common stock issuable upon conversion of the Series A preferred stock;
     (2) to use its reasonable best efforts to cause the shelf registration statement to become effective as promptly as practicable (but in any event not later than one hundred twenty (120) days after the date of the registration rights agreement); and
     (3) use its reasonable best efforts to keep the shelf registration statement continuously effective, subject to certain limited exceptions, until the later of (i) the date on which all registrable securities have been sold, (ii) the date on which the Securities and Exchange Commission requires that the shelf registration statement be taken down or (iii) the date on which there are no longer any registrable securities.
     The registration rights agreement also grants demand and piggyback registration rights to certain holders of certain registrable securities.
     We will pay, as liquidated damages, additional cash interest on the applicable Notes and additional cash dividends on the applicable shares of Series A preferred stock, subject to certain exceptions, if (i) any registration statement required by the registration rights agreement has not been declared effective (or become automatically effective) on or prior to the date specified for such effectiveness in the registration rights agreement or (ii) any registration statement required by the registration rights agreement is declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose in breach of the terms of the registration rights agreement without being succeeded immediately by a post-effective amendment to such registration statement that cures such failure and that is itself immediately declared or automatically becomes effective. The rate of the additional interest and additional dividends will be 0.25% per annum for the first 90-day period immediately following the occurrence of such failure, and each such rate will increase by an additional 0.25% per annum with respect to each subsequent

90-day period until all such failures have been cured, up to a maximum additional rate of 0.75% per annum. We will pay such additional interest and additional dividends on regular interest and dividend payment dates.
Certain Definitions
     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
     “Administrative Agent” has the meaning set forth in the definition of the term “Credit Agreement.”
     “Affiliate” means as to any Person any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 15% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and
     (3) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Business Day” means any day which is neither a Saturday nor Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York, New York, or Wilmington, Delaware.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Change of Control” means any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 50% or more of the voting capital stock of the Company; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company.
     “Collateral” shall mean the collateral under the Security Agreement and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under the indenture, the Notes or the Guarantees is granted or purported to be granted under any Collateral Agreement; provided, however, that “Collateral” shall not include any Excluded Collateral.
     “collateral agent” means the party named as such in the indenture until a successor replaces it in accordance with the provisions of the indenture and thereafter means such successor.
     “Collateral Agreements” means, collectively, the Intercreditor Agreement, the Security Agreement and each other instrument creating Liens in favor of the trustee or the collateral agent as required by the indenture, in each case, as the same may be in force from time to time.

     “Commission” or “SEC” means the Securities and Exchange Commission.
     “Consolidated EBITDA” means for any period of determination shall mean (i) the sum of net income, depreciation, amortization, other non-cash charges to net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP; provided, however, that for the purposes of this definition, with respect to the acquisition of the assets of any other business acquired by the Obligors, Consolidated EBITDA shall be calculated on a pro forma as if such acquisition had been consummated at the beginning of such period.
     “Credit Agreement” means the Credit Agreement in effect on the Issue Date among the Company, the Guarantors, Citizens Bank of Pennsylvania, as administrative agent (together with all successors thereto, the “Administrative Agent”), and the other financial institutions party thereto, providing for revolving credit borrowings and the issuance of letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Diamondback” means Diamondback Holdings, LLC, a Delaware limited liability company.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Event of Default” means any of the events described under “ — Events of Default and Remedies” and referred to therein as an “Event of Default.”
     “First Priority Agent” means the Administrative Agent and any successor designated as such by the holders of Senior Debt.
     “First Priority Required Lenders” shall have the meaning assigned to the term “Required Lenders” in the Credit Agreement.
     “Fixed Charge Coverage Ratio” means the ratio of Consolidated EBITDA minus Maintenance Capital Expenditures to Fixed Charges.
     “Fixed Charges” means for any period of determination the sum of interest expense, income taxes, scheduled principal installments on Indebtedness (as adjusted for prepayments), payments under capitalized leases and dividends and distributions made pursuant to Section 4.05(e) of the indenture, in each case of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP.
     “GAAP” means generally accepted accounting principles as are in effect from time to time and applied on a consistent basis both as to classification of items and amounts.
     “Government Securities” means securities that are:
•	direct obligations of the United States of America for the timely payment of which its full faith credit is pledged; or

•	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a) of the Securities Act), as custodian, with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.
     “Guarantee” means any guarantee by a Guarantor of the Company’s payment Obligations under the indenture and on the Notes.
     “Guarantors” means each of the parties to the indenture which is designated as a “Guarantor” on the signature page thereto and each other Person which joins the indenture as a Guarantor after the date thereof.
     “Guaranty” of any Person means any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
     “Hedging Contracts” means, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between the Company and any lender and designed to protect the Company against fluctuations in interest rates or currency exchange rates.
     “Hedging Obligations” means, with respect to the Company, all liabilities of the Company under Hedging Contracts permitted under the Credit Agreement.
     “Holder” means a Person in whose name a Note is registered.
     “Indebtedness” means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than ninety (90) days past due), or (v) any Guaranty of Indebtedness for borrowed money.
     “Indenture Documents” means, collectively, the indenture, the Notes, the Guarantees and the Collateral Agreements.
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
     “Issue Date” means the date on which Notes are first issued under the indenture.
     “Leverage Ratio” shall mean, as of the end of any date of determination, the ratio of (A) consolidated Indebtedness of the Company and its Subsidiaries on such date to (B) Consolidated EBITDA (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.
     “Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

     “Loan Documents” has the meaning assigned to such term in the Credit Agreement.
     “Maintenance Capital Expenditures” means an amount equal to $10,000,000 plus a cumulative amount equal to three percent (3%) of the acquisition value of equipment acquired during each fiscal quarter commencing with the fiscal quarter ending December 31, 2008.
     “Material Adverse Change” means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Indenture or any other Collateral Agreement, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Obligors taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Obligors taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Collateral Agent or the trustee, to the extent permitted, to enforce their legal remedies pursuant to this Indenture or any other Collateral Agreement.
     “Non-Perfected Collateral” means any individual titled vehicle or equipment having an acquisition value less than $100,000 on the Issue Date or the date of acquisition by such Obligor.
     “Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.
     “Permitted Investments” means:
     (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;
     (ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;
     (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition; and
     (iv) money market or mutual funds whose investments are limited to those types of investments described in clauses (i) (iii) above.
     “Permitted Liens” means:
     (i) Liens securing Indebtedness permitted under the indenture and arising under the Credit Agreement and the other Loan Documents and Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;
     (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;
     (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;
     (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

     (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;
     (vi) Liens, security interests and mortgages in favor of the Collateral Agent for the benefit of the Holders securing the Obligations;
     (vii) Liens on property leased by any Obligor or Subsidiary of an Obligor under capital and operating leases permitted hereunder securing obligations of such Obligor or Subsidiary to the lessor under such leases;
     (viii) Liens issued in connection with Section 4.05(a)(8) of the indenture;
     (ix) Any Lien existing on the date of the Indenture and described on Schedule 1.01 to the indenture, or any other Lien that may arise in connection with a Permitted Refinancing;
     (x) Purchase Money Security Interests; provided that the aggregate amount of loans, capital leases and deferred payments secured by such Purchase Money Security Interests shall not exceed $10,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.01 to the indenture);
     (xi) Liens arising solely by virtue of any statutory or common law provision relating to the Collateral Agent’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Obligors in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System, and (B) such deposit account is not intended by the Obligors to provide collateral to the depository institution;
     (xii) Precautionary Liens filed by any lessor under any operating leases not prohibited under the indenture; and
     (xiii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment has not been entered and such judgment continues unsatisfied and is not discharged within thirty (30) days after entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Obligor to perform its Obligations hereunder or under the other Indenture Documents:
               (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Obligor maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;
               (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;
               (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or
               (4) Liens resulting from final judgments.
     “Permitted Refinancing” means the refinancing, extension or renewal of any existing Indebtedness that is set forth on Schedule 1.01(B) of the indenture so long as such refinancing does not (i) increase the principal amount of such Indebtedness; (ii) increase the secured amount of such Indebtedness; (iii) include any additional assets as collateral for such Indebtedness; and (iv) does not otherwise provide for any other significant change to the terms of such Indebtedness.

     “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
     “Purchase Money Security Interest” means Liens upon tangible personal property securing loans or capital leases to any Obligor or Subsidiary of an Obligor or deferred payments by such Obligor or Subsidiary for the purchase of such tangible personal property.
     “Relief Proceeding” means any proceeding seeking a decree or order for relief in respect of any Obligor or Subsidiary of an Obligor in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Obligor or Subsidiary of an Obligor for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Second Lien Security Interest” means a valid and enforceable perfected security interest under the Uniform Commercial Code in the Collateral which is subject only to Permitted Liens; provided, however, that the security interest granted to Holders by the Obligors on the Non-Perfected Collateral will not be perfected.
     “Second Priority Required Holders” shall mean Holders holding a majority in principal amount of the then outstanding Notes.
     “Security Agreement” means the Second Lien Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the collateral agent, as amended or supplemented from time to time in accordance with its terms.
     “Senior Debt” means and includes (a) all principal indebtedness for loans outstanding at the date of the indenture or thereafter incurred, and all letter of credit reimbursement obligations then existing or thereafter arising, under the Credit Agreement and the other Loan Documents; provided, however, that the aggregate principal amount of such principal indebtedness and letter of credit reimbursement obligations shall not exceed $325,000,000 at any time, (b) all interest accruing on the Senior Debt described in the preceding clause (a) above, and (c) all other Obligations (as defined in the Credit Agreement) (other than principal indebtedness and letter of credit reimbursement obligations), whether then outstanding or thereafter incurred, for which the Company or any Guarantor is responsible or liable as obligor, guarantor or otherwise under or pursuant to the Credit Agreement and any other Loan Document.
     “Subsidiary” of any Person at any time shall mean any corporation, trust, partnership, any limited liability company or other business entity (i) of which 50% or more of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.
Book-Entry, Delivery and Form of Securities
     The Global Notes
     The Notes were originally issued in certificated form. Upon the closing of the sale of the Notes as contemplated by this prospectus, the Notes may be re-issued in the form of one or more registered notes in global form, without interest coupons (collectively, the “Global notes”). Upon issuance, each of the Global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the Global notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

     Ownership of beneficial interests in each Global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. The Company expects that under procedures established by DTC:
•	Upon deposit of each Global note with DTC’s custodian, DTC will credit portions of the principal amount of the Global note to the accounts of the DTC participants designated by the purchasers; and

•	Ownership of beneficial interests in each Global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global note).
     Beneficial interests in the Global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
     Book-Entry Procedures for the Global Notes
     All interests in the Global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. The Company provides the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither the Company nor the initial purchasers are responsible for those operations or procedures.
     DTC has advised the Company that it is:
•	A limited purpose trust company organized under the laws of the State of New York;

•	A “banking organization” within the meaning of the New York State Banking Law;

•	A member of the Federal Reserve System;

•	A “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	A “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.
     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
     So long as DTC’s nominee is the registered owner of a Global note, that nominee will be considered the sole owner or holder of the notes represented by that Global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global note:
•	Will not be entitled to have notes represented by the Global note registered in their names;

•	Will not receive or be entitled to receive physical, certificated notes; and

•	Will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.
     As a result, each investor who owns a beneficial interest in a Global note must rely on the procedures of DTC to exercise any rights of a holder of the notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

     Payments of principal, premium (if any) and interest with respect to the notes represented by a Global note will be made by the trustee to DTC’s nominee as the registered holder of the Global note. Neither the Company nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
     The following is a summary of certain U.S. federal income tax considerations, and in the case of non-U.S. holders (as defined below), estate tax considerations, relevant to the purchase, ownership, and disposition of our Series A Preferred Stock and common stock received in respect thereof and our Notes. The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect, or to different interpretations. This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to an investor’s decision to purchase shares of the Series A Preferred Stock or the Notes, nor to any tax consequences under the laws of any state, local or foreign jurisdiction. This summary also does not address tax consequences that may be applicable to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities, persons liable for the alternative minimum tax, U.S. expatriates and former long-term U.S. residents, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold our Series A Preferred Stock, common stock or Notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. The summary is limited to taxpayers who will hold our Series A Preferred Stock and our common stock received in respect thereof or our Notes as “capital assets” (generally, property held for investment).
     If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our Series A Preferred Stock, common stock or Notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership considering the purchase of our Series A Preferred Stock or Notes, you should consult your tax adviser.
     Each potential investor should consult with its own tax adviser as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion, and disposition of our Series A Preferred Stock, common stock and Notes.
Consequences to U.S. Holders of Series A Preferred Stock or Common Stock
     The discussion in this section is addressed to a holder of our Series A Preferred Stock and common stock received in respect thereof that is a U.S. holder for federal income tax purposes. You are a U.S. holder for U.S. federal income tax purposes if you are a beneficial owner of Series A Preferred Stock or common stock that is, for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) certain circumstances apply and the trust has validly elected to be treated as a United States person.
     Dividends
     Distributions with respect to our Series A Preferred Stock and our common stock (other than certain stock distributions) will be taxable as dividend income when paid to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to our Series A Preferred Stock or common stock exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such Series A Preferred Stock or common stock, as the case may be, and thereafter as capital gain (and such amount of the distribution will not be eligible for the dividends received deduction). If we are not able to make distributions on the Series A Preferred Stock, the liquidation preference of the Series A Preferred Stock will increase, and such increase may give rise to deemed dividend income to holders of the preferred stock in the amount of all, or a portion of any, such increase.
     Subject to certain exceptions for short-term and hedged positions, under current law distributions constituting dividends received by non-corporate holders prior to January 1, 2011 in respect of our Series A Preferred Stock and common stock generally are subject to tax at a maximum rate of 15%. Subject to similar exceptions for short-term and hedged positions, distributions on our Series A Preferred Stock and common stock constituting dividend income paid to holders that are U.S. corporations will qualify for the dividends received deduction. A U.S. holder should consult its own tax adviser regarding the availability of the reduced dividend tax rate or the dividends received deduction, as applicable in the light of its particular circumstances.
     Sale or Other Disposition
     A. U.S. holder will generally recognize capital gain or loss on a sale or exchange of our Series A Preferred Stock or our common stock equal to the difference between the amount realized upon the sale or exchange (not including any proceeds attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the holder’s adjusted tax basis in the shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the shares sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers currently are taxed at a maximum 15% rate (but that rate is scheduled to increase beginning January 1, 2011). The deductibility of capital losses is subject to limitations.
     In the case of a redemption of our Series A Preferred Stock for cash, a redeemed U.S. holder will generally recognize capital gain or loss if the redemption meets at least one of the following requirements: (i) the redemption is “not essentially equivalent to a dividend” as determined for federal income tax purposes, (ii) the redemption results in a “complete termination” of the holder’s interest in our stock (preferred and common), or (iii) the redemption is “substantially disproportionate” with respect to the holder of Series A Preferred Stock as determined for federal income tax purposes. If the redemption satisfies any of these requirements, the redemption will be treated as a sale or exchange of the Series A Preferred Stock and such holder will recognize capital gain or loss (as described above). If the redemption does not satisfy any of these requirements, the holder will be treated as having received a distribution on such stock (in an amount that generally will be equal to the amount of cash received in the redemption) with the general consequences described in “Dividends” above. In such case, the holder’s tax basis in the Series A Preferred Stock that is redeemed would be allocated to the holder’s remaining stock, if any, or possibly to stock owned by him constructively if the holder of Series A Preferred Stock does not continue to own, directly, any of our stock.
     In certain cases, a redeemed U.S. holder will be treated as having received an “extraordinary dividend”, within the meaning of Section 1059 of the Code. Investors that are U.S. corporations that receive an “extraordinary dividend” in respect of our Series A Preferred Stock generally would be required to reduce their stock basis in our Series A Preferred Stock (but not below zero) by the portion of such a dividend that is not taxed because of the dividends received deduction. To the extent the non-taxed portion of such dividend exceeds the corporate investor’s stock basis, such investor would treat such excess as gain from the sale or exchange of our Series A Preferred Stock for the taxable year in which such dividend is received. Non-corporate U.S. holders who receive an “extraordinary dividend” would be required to treat any losses on the sale of Series A Preferred Stock as long-term capital losses to the extent of dividends received by them that qualify for the 15% tax rate.
     Conversion of Series A Preferred Stock into Common Stock
     As a general rule, a U.S. holder will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of our Series A Preferred Stock, except to the extent of any cash received attributable to accumulated and unpaid dividends, which will be treated as described above under “Dividends.” The adjusted tax basis of common stock received on conversion will equal the adjusted tax basis of the Series A Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional common stock exchanged for cash, as described below), and the holding period of such common stock received on conversion will generally include the period during which the Series A Preferred Stock was held prior to conversion.

     Cash received in lieu of a fractional common share will generally be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional common share.
     Adjustment of Conversion Price
     The conversion price of our Series A Preferred Stock is subject to adjustment under certain circumstances (see “Description of the Series A Preferred Stock — Anti-dilution Adjustments”). Treasury Regulations promulgated under Section 305 of the Code would treat a U.S. holder of our Series A Preferred Stock as having received a constructive distribution includable in such U.S. holder’s income in the manner described under “Dividends,” above, if and to the extent that certain adjustments in the conversion price increase the proportionate interest of a U.S. holder in our earnings and profits. For example, a decrease in the conversion price to reflect a taxable dividend to holders of common stock will generally give rise to a deemed taxable dividend to the holders of Series A Preferred Stock to the extent of our current and accumulated earnings and profits. In certain other circumstances, an adjustment to the conversion price of our Series A Preferred Stock or a failure to make such an adjustment could potentially give rise to constructive distributions to U.S. holders of our common stock. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of the Series A Preferred Stock, however, will generally not be considered to result in a constructive dividend distribution.
     Information Reporting and Backup Withholding on U.S. Holders
     Certain U.S. holders may be subject to backup withholding with respect to the payment of dividends on our Series A Preferred Stock or common stock and to certain payments of proceeds on the sale of our Series A Preferred Stock unless the U.S. holders provide proof of an applicable exemption or a correct U.S. taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.
     Any amount withheld under the backup withholding rules from a payment to a holder is allowable as a credit against such holder’s U.S. federal income tax liability, which may entitle the holder to a refund if in excess of such liability, provided that the holder timely provides the required information or appropriate claim form to the Internal Revenue Service (the “IRS”).
Consequences to Non-U.S. Holders of Series A Preferred Stock or Common Stock
     The discussion in this section is addressed to holders of our Series A Preferred Stock and common stock received in respect thereof that are non-U.S. holders. You are a non-U.S. holder if you are a beneficial owner of Series A Preferred Stock or common stock (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) and you are not a U.S. holder.
     Dividends
     Generally, dividends (including any constructive distributions taxable as dividends as described below and any cash paid upon a conversion or redemption that is treated as a dividend) paid to a non-U.S. holder with respect to our Series A Preferred Stock or our common stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable tax treaty, unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, to the extent an applicable tax treaty so provides, are attributable to a U.S. permanent establishment maintained by the non-U.S. holder. Dividends effectively connected with such trade or business, and, to the extent an applicable treaty provides, attributable to such permanent establishment, will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates but will not be subject to U.S. withholding tax if certain certification requirements are satisfied. You can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us or our paying agent. A non-U.S. holder that is a corporation may also be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) on the deemed repatriation from the United States of its “effectively connected earnings and profits,” subject to certain adjustments. Under applicable Treasury Regulations, a non-U.S. holder (including, in certain cases of non-U.S.

holders that are entities, the owner or owners of such entities) will be required to satisfy certain certification requirements in order to claim a reduced rate of withholding pursuant to an applicable tax treaty.
     Sale or Other Disposition
     A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on income or gain realized on the sale, exchange or redemption of our Series A Preferred Stock or our common stock (not including any amounts attributable to declared and unpaid dividends, which will be taxable to a non-U.S. holder of record as described above under “Consequences to Non-U.S. Holders of Series A Preferred Stock or Common Stock—Dividends”) unless:
•	the gain is effectively connected with the conduct by you of a U.S. trade or business (and, if an applicable tax treaty so provides, is attributable to your permanent establishment in the United States);

•	you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•	we are, or have been within the five years preceding the holder’s disposition of the Series A Preferred Stock or common stock, a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes.
     We do not believe that we currently are a USRPHC or that we are likely to become a USRPHC in the future. If we nevertheless were a USRPHC, an exemption would generally apply to a non-U.S. holder who at no time, actually and constructively, owned more than 5% of the Series A Preferred Stock or of our common stock and, if our Series A Preferred Stock is not regularly traded (within the meaning of applicable Treasury Regulations), at no time, actually and constructively, owned Series A Preferred Stock having a fair market value greater than the fair market value of 5% of our common stock.
     Non-U.S. holders that may be treated as actually or constructively owning more than 5% of our Series A Preferred Stock or our common stock, or owning Series A Preferred Stock having a fair market value greater than the fair market value of 5% of our common stock, should consult their own tax advisors with respect to the U.S. federal income tax consequences of the ownership and disposition of Series A Preferred Stock or common stock.
     Conversion into Common Stock
     Non-U.S. holders will generally not recognize any gain or loss in respect of the receipt of common stock upon the conversion of our Series A Preferred Stock, except that cash received that is attributable to accumulated and unpaid dividends will be treated as described above under “Dividends.”
     Adjustment of Conversion Price
     As described above under “Consequences to U.S. Holders of Series A Preferred Stock or Common Stock—Adjustment of Conversion Price”, adjustments in the conversion price (or failures to adjust the conversion price) that increase the proportionate interest of a non-U.S. holder in our earnings and profits could result in deemed distributions to the non-U.S. holder that are taxed as described under “Dividends”. It is possible that any withholding tax on such a deemed distribution would be withheld from cash dividends, shares of our common stock or sales proceeds subsequently paid or credited to you by the Company.
     U.S. Federal Estate Tax
     Our Series A Preferred Stock and common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

     Information Reporting and Backup Withholding on Non-U.S. Holders
     Payment of dividends (including constructive dividends), and the tax withheld with respect thereto, is subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available under the provisions of an applicable tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply to the payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN (or other applicable form), or otherwise establish an exemption.
     Payment by a U.S. office of a broker of the proceeds of a sale of our Series A Preferred Stock or common stock is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN, or otherwise establishes an exemption. Subject to certain exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of our Series A Preferred Stock or common stock if such sale is effected through a foreign office of a broker provided the broker does not have certain U.S. connections.
     Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder is allowable as a credit against such holder’s U.S. federal income tax liability, which may entitle the holder to a refund if in excess of such liability, provided that the holder timely provides the required information to the IRS. Non-U.S. holders are urged to consult their own tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.
Consequences to U.S. Holders of Notes
     You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of Notes and you are for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) certain circumstances apply and the trust has validly elected to be treated as a United States person.
     Interest on the Notes
     You will generally be required to recognize as ordinary income any interest paid or accrued on the Notes, in accordance with your regular method of accounting for federal income tax purposes.
     Market Discount
     If you purchase a Note for an amount that is less than its stated redemption price at maturity, subject to a de minimis exception you will be treated as having purchased the Note at a “market discount.” In such case, you will be required to treat any principal payment on, or any gain realized on the sale, exchange or other disposition of, the Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount accrued on the Note while held by you and not previously included in income; you also may be required to defer the deduction of all or a portion of any interest paid or accrued on indebtedness incurred or maintained to purchase or carry the Note. Alternatively, you may elect (with respect to the Note and all your other market discount obligations) to include market discount in income currently as it accrues. Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless you elect to accrue market discount on the basis of a constant interest rate. Amounts includible in income as market discount are generally treated as ordinary interest income.
     Premium
     If you purchase a Note for an amount in excess of its principal amount, you will be treated as having purchased the Note with “amortizable bond premium” equal in amount to such excess. You may elect (with respect to the Note and all your other obligations with amortizable bond premium) to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest income otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the IRS. Any portion of amortizable bond premium that is not claimed as a deduction will decrease the gain or increase the loss you would otherwise recognize on the disposition of the Note.
     Constant Yield Method
     In lieu of accounting for market discount and amortizable bond premium separately, you may elect to include in income all interest that accrues on the Note (including market discount and adjusted for amortizable bond premium) using a constant yield method under which the Note would be treated as if issued on your purchase date for an amount equal to your adjusted basis in the Note immediately after your purchase of the Note. Such an election will simplify the computation and reporting of income from a Note and will effectively permit you to report income using the accrual method and a constant yield.
     Sale, Exchange or Redemption of Notes
     Subject to the market discount rules described above, you will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a Note. This gain or loss will equal the difference between your adjusted tax basis in the Note and the proceeds you receive, excluding any proceeds attributable to accrued interest which will be recognized as ordinary interest income to the extent you have not previously included the accrued interest in income. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the Note. Your tax basis in the Note will generally equal the amount you paid for the Note. The gain or loss will be long-term capital gain or loss if you held the Note for more than one year. If you are a non-corporate holder, your long-term capital gain generally will be taxed at lower rates than ordinary income under current law. The deductibility of capital losses may be subject to limitation.
     Information Reporting and Backup Withholding
     Information reporting will apply to payments of interest on, or the proceeds of the sale or other disposition of, Notes held by you, and backup withholding may apply unless you provide the appropriate intermediary with a U.S. taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.
Consequences to Non-U.S. Holders of Notes
     You are a non-U.S. holder for purposes of this discussion if you are a beneficial owner of Notes (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) and you are not a U.S. holder.
     Interest on the Notes
     Payments of interest on the Notes generally will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if interest on the Notes is not effectively connected with your conduct of a U.S. trade or business , you properly certify as to your foreign status as described below, and:

•	you do not own, actually or constructively, 10% or more of our voting stock;

•	you are not a “controlled foreign corporation” that is related to us through stock ownership; and

•	you are not a bank whose receipt of interest on the Notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business.
     The portfolio interest exemption and several of the special rules for non-U.S. holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us, or our paying agent. If you hold the Notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.
     If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefits of a tax treaty, or the payments of interest are effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below. See “Income or Gain Effectively Connected With a U.S. Trade or Business.” In addition, you may, under certain circumstances, be required to obtain a U.S. taxpayer identification number.
     Sale or Other Taxable Disposition of Notes
     You generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a Note unless:
•	the gain is effectively connected with the conduct by you of a U.S. trade or business (and, if an applicable tax treaty so provides, is attributable to your permanent establishment in the United States);

•	you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•	you were a citizen or resident of the United States and are subject to special rules that apply to certain expatriates.
     Income or Gain Effectively Connected With a U.S. Trade or Business
     The preceding discussion of the tax consequences of the purchase, ownership and disposition of Notes by you generally assumes that you are not engaged in a U.S. trade or business. If any interest on the Notes or gain from the sale, exchange or other taxable disposition of the Notes is effectively connected with a U.S. trade or business conducted by you, then the income or gain will be subject to U.S. federal income tax at regular graduated income tax rates, but will not be subject to withholding tax if certain certification requirements are satisfied. You can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us, or our paying agent. If you are eligible for the benefits of a tax treaty between the United States and your country of residence, any “effectively connected” income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States. If you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business (and, if an applicable tax treaty so provides, is attributable to your permanent establishment in the United States) also may be subject to a “branch profits tax” at a 30% rate, although an applicable tax treaty may provide for a lower rate.

     U.S. Federal Estate Tax
     If you are an individual and qualify for the portfolio interest exemption under the rules described above (without regard to the certification requirement), the Notes will not be included in your estate for U.S. federal estate tax purposes, unless the income on the Notes is, at the time of your death, effectively connected with your conduct of a trade or business in the United States.
     Information Reporting and Backup Withholding
     Payments to non-U.S. holders of interest on a Note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you.
     United States backup withholding tax generally will not apply to payments of interest and principal on a Note to a non-U.S. holder if the statement described in “Consequences to Non-U.S. Holders of Notes — Interest on the Notes” is duly provided by the holder or the holder otherwise establishes an exemption, provided that we do not have actual knowledge or reason to know that the holder is a United States person.
     Payment of the proceeds of a sale of a Note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of a Note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the sale of a Note effected outside the United States by such a broker if it:
•	is a United States person;

•	derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

•	is a controlled foreign corporation for U.S. federal income tax purposes; or

•	is a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business.
     Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability and any excess may be refundable if the proper information is provided to the IRS.
     The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and foreign tax consequences of purchasing, holding, and disposing of our Series A Preferred Stock, common stock and Notes, including the consequences of any proposed change in applicable laws.

SELLING SECURITYHOLDER
     The following table sets forth information relating to the selling securityholder’s beneficial ownership of our securities. This prospectus covers the offering for resale from time to time of up to 75,000 shares of Series A Preferred Stock, the shares of common stock issuable upon conversion of the 75,000 shares of Series A Preferred Stock, and $80,000,000 in aggregate principal amount of the Notes owned by the selling securityholder. As used herein, “selling securityholder” includes donees and pledgees selling units received from the named selling securityholder after the date of this prospectus.
     No offer or sale under this prospectus may be made by the securityholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective under the Securities Act.
     The following table sets forth the name of the selling securityholder, the nature of any position, office, or other material relationship which the selling securityholder has had within the past three years with us or with any of our predecessors or affiliates and the amount of our securities beneficially owned by such securityholder prior to the offering. The actual amount of securities, if any, to be offered by the selling securityholder and the amount and percentage of securities to be owned by the selling securityholder following such offering is unknown.

	Number of Shares of	Number of Shares of
	Series A Preferred Stock	Common Stock	Amount of Notes
	Beneficially Owned that	Beneficially Owned that	Beneficially Owned that
Name	May be Sold	May be Sold (1)	May be Sold
Diamondback Holdings, LLC(2)	75,000	3,000,000	$80,000,000

(1)	Assumes conversion of all of the holder’s shares of Series A Preferred Stock at a conversion rate of 40 shares of common stock per share of Series A Preferred Stock. This conversion rate, however, is subject to adjustment as described under “Description of the Series A Preferred Stock — Anti-dilution Adjustments.” As a result, the number of shares of our common stock issuable upon conversion of the Series A Preferred Stock may increase or decrease in the future.

(2)	We issued the shares of Series A Preferred Stock and the Notes to Diamondback Holdings, LLC on November 18, 2008 as partial consideration for the assets we received from Diamondback Holdings, LLC and its affiliates in the Acquisition.

(3)	Wexford Capital LLC, or Wexford, may, by reason of its status as manager of Diamondback Holdings, LLC, be deemed to own beneficially the Securities with respect to which Diamondback Holdings, LLC possesses beneficial ownership. Each of Charles E. Davidson and Joseph M. Jacobs may, by reason of his status as a controlling person of Wexford, be deemed to beneficially own such Securities. Each of Charles E. Davidson, Joseph M. Jacobs and Wexford shares the power to vote and to dispose of the Securities beneficially owned by Diamondback Holdings, LLC. Each of Messrs. Davidson and Jacobs disclaims beneficial ownership of such Securities. The address for each such beneficial holder is Wexford Plaza, 411 West Putnam Avenue, Greenwich, Connecticut 06830.
     In connection with the closing of the Acquisition, we entered into a registration rights agreement with Diamondback that covers resales of the Series A Preferred Stock, the Common Shares and the Notes. Please read “Description of the Notes — Registration Rights; Additional Interest” for more information about the registration rights agreement.

PLAN OF DISTRIBUTION
     Subject to certain restrictions on transfer that may be applicable to the selling securityholder, the selling securityholder may sell the shares of common stock issuable upon conversion of the Series A Preferred Stock described in this prospectus and any prospectus supplement to one or more underwriters for public offering and sale, or they may sell such shares of common stock to investors directly or through dealers or agents. Subject to certain restrictions on transfer that may be applicable to the selling securityholder, the selling securityholder may sell the shares of Series A Preferred Stock and the Notes described in this prospectus and any prospectus supplement to investors directly or through dealers or agents. As used herein, “selling securityholder” includes its partners, pledgees, donees (including charitable organizations), transferees or other successors in interest selling securities received from the named selling securityholder after the date of this prospectus. Any underwriter, dealer or agent involved in the offer and sale of these securities will be named in the applicable prospectus supplement. If the shares of common stock issuable upon conversion of the Series A Preferred Stock are to be offered and sold in an underwritten public offering, the selling security holder may designate the managing underwriter for such offering, subject only to our approval of such underwriter (which approval shall not be unreasonably withheld).
     The selling securityholder may act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling securityholder may make sales on any national securities exchange or quotations system on which the applicable securities may be listed or otherwise, at prices and under terms prevailing at the time of the sale, or at prices related to the then-current market price, at fixed prices, or in privately negotiated transactions. The selling securityholder may sell the securities offered by this prospectus by one or more of, or a combination of, the following methods:
•	purchases by a broker-dealer as principal and resales by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or
•	privately negotiated transactions, which include direct sales to purchasers and sales effected through agents.
     In addition, the selling securityholder may from time to time sell their securities in transactions permitted by Rule 144 under the Securities Act. The selling securityholder may be required by the securities laws of certain states to offer and sell the securities only through registered or licensed brokers or dealers.
     Underwriters may offer and sell shares of common stock at fixed prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The selling securityholder also may authorize underwriters acting as its agent to offer and sell shares of common stock upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of shares of common stock, underwriters may be deemed to have received compensation from the selling securityholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent or to whom they sell as principals, or both. Underwriters may sell shares of common stock to or through dealers. Dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent or to whom they sell as principals, or both. A member firm of the Nasdaq Global Select Market may be engaged to act as the agent of the selling securityholder in the sale of shares of common stock.
     There is currently no market for any of our securities, other than the shares of common stock listed on the Nasdaq Global Select Market. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing the Series A Preferred Stock or the Notes on any securities exchange.

     As of the date of this prospectus, the selling securityholder has not engaged any underwriter, broker, dealer or agent in connection with the distribution of securities pursuant to this prospectus by the selling securityholder. Any underwriting compensation paid by the selling securityholder to underwriters or agents in connection with the offering of these securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of these securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of these securities may be deemed to be underwriting discounts and commissions under the Securities Act.
     We have agreed to indemnify the selling securityholder and each underwriter, selling agent or other securities professional, if any, against certain liabilities to which they may become subject in connection with the sale of the securities owned by the selling securityholder and registered under this prospectus, including liabilities arising under the Securities Act.
     If a prospectus supplement so indicates, the selling securityholder may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase those securities to which such prospectus supplement relates, providing for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount that may be purchased by any institutional investor or on the number of securities that may be sold pursuant to such arrangements.
     If a prospectus supplement so indicates, the underwriters may, pursuant to Regulation M under the Exchange Act, engage in transactions, including stabilization bids or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market.
     Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.
     A prospectus in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of shares of common stock for sale to their online brokerage account holders. Such allocations of securities for Internet distributions will be made on the same basis as other allocations. In addition, shares of common stock may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.
     We will pay all reasonable costs and expenses incurred for the registration under the Securities Act of securities to be offered by the selling securityholder, including without limitation all: (i) registration and filing fees; (ii) printing expenses; and (iii) certain fees and expenses of counsel and accountants. The selling securityholder will pay all brokerage fees and commissions, if any, incurred in the sale of securities owned by the selling securityholder, and all underwriting discounts and selling commissions, if any.
     Pursuant to a requirement by the Financial Industry Regulatory Authority (the “FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.
     If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).
LEGAL MATTERS
     Our legal counsel, Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters in connection with the offered securities. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS
     The consolidated financial statements as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 for Superior Well Services, Inc. incorporated by reference in this prospectus supplement and in the registration statement have been so included in reliance upon the reports of Schneider Downs & Co., Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     The consolidated financial statements of Diamondback Energy Services and subsidiaries as of December 31, 2007 and 2006 and for the years ended December 31, 2007 and 2006 and for the period from September 29, 2005 (inception) through December 31, 2005 and the combined financial statements of Sooner Trucking & Oilfield Services, Inc. and affiliates as of and for the year ended December 31, 2005 incorporated by reference in this prospectus have been so incorporated in reliance upon reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth all expenses that will be paid by Superior Well Services, Inc. in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

Securities and Exchange Commission registration fee	$6,091.50
Fees and expenses of accountants	20,000
Fees and expenses of legal counsel	70,000
Printing and engraving expenses	25,000
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)	5,350

Total	$126,441.50

Item 15. Indemnification of Directors and Officers.
     Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Superior Well Services, Inc.’s certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of Superior Well Services, Inc. As permitted by the DGCL, the certificate of incorporation provides that directors of Superior Well Services, Inc. shall have no personal liability to Superior Well Services, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to Superior Well Services, Inc. or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.
     Superior Well Services, Inc. has entered into indemnification agreements with each of its officers and directors.

Item 16. Exhibits.
     The following documents are filed as exhibits to this registration statement:

3.1		—	Amended and Restated Certificate of Incorporation of Superior Well Services, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K filed on August 3, 2005).

3.2		—	Amended and Restated Bylaws of Superior Well Services, Inc. (incorporated by reference to Exhibit 3.2 to Form 8-K filed on August 3, 2005).

3.3		—	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Form 8-K filed on November 21, 2008).

4.1		—	Specimen Stock Certificate representing our common stock (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1/A (Registration No. 333-124674) filed on June 24, 2005).

4.2		—	Registration Rights Agreement dated as of July 28, 2005 by and among the Company and the stockholders signatory thereto (incorporated by reference to Exhibit 10.1 to Form 8-K filed on August 3, 2005).

4.3		—	Registration Rights Agreement, dated November 18, 2008, by and among the Company and Diamondback (incorporated by reference to Exhibit 10.2 to Form 8-K filed on November 21, 2008).

4.4		—	Indenture, dated November 18, 2008, by and among the Company, its subsidiaries, and Wilmington Trust FSB, as Trustee and Collateral Agent (incorporated by reference to Exhibit 4.1 to Form 8-K filed on November 21, 2008).

4.5	†	—	Form of Restricted Stock Agreement for Employees without Employment Agreements (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-130615) filed on December 22, 2005).

4.6	†	—	Form of Restricted Stock Agreement for Executives with Employment Agreements (filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-130615) filed on December 22, 2005).

4.7	†	—	Form of Restricted Stock Agreement for Non-Employee Directors (filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (Registration No. 333-130615) filed on December 22, 2005).

4.8	†	—	2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 31, 2005).

5.1	*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

12.1	*	—	Computation of Ratio of Earnings to Fixed Charges and Preference Securities Dividends

23.1	*	—	Consent of Schneider Downs & Co., Inc., Independent Registered Public Accounting Firm

23.2	*	—	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

23.3	*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

24.1	*	—	Powers of Attorney (included on the signature pages of this registration statement)

25.1	*	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture

*	Filed herewith.

†	Management contract or compensatory plan or arrangement.

Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indiana, in the Commonwealth of Pennsylvania, on December 24, 2008.

SUPERIOR WELL SERVICES, INC.
By:	/s/ Thomas W. Stoelk
Thomas W. Stoelk
Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

     Each person whose signature appears below appoints David E. Wallace and Thomas W. Stoelk, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on December 24, 2008 in the capacities indicated.

Signature	Title/Capacity

/s/ David E. Wallace David E. Wallace	Chief Executive Officer and Chairman of the Board (principal executive officer)

/s/ Thomas W. Stoelk Thomas W. Stoelk	Vice President & Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ David E. Snyder David E. Snyder	Director

/s/ Mark A. Snyder Mark A. Snyder	Director

/s/ Charles C. Neal Charles C. Neal	Director

/s/ John A. Staley, IV John A. Staley, IV	Director

Signature	Title/Capacity
/s/ Edward J. DiPaolo Edward J. DiPaolo	Director
/s/ Anthony J. Mendicino Anthony J. Mendicino	Director

INDEX TO EXHIBITS

3.1		—	Amended and Restated Certificate of Incorporation of Superior Well Services, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K filed on August 3, 2005).

3.2		—	Amended and Restated Bylaws of Superior Well Services, Inc. (incorporated by reference to Exhibit 3.2 to Form 8-K filed on August 3, 2005).

3.3		—	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Form 8-K filed on November 21, 2008).

4.1		—	Specimen Stock Certificate representing our common stock (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1/A (Registration No. 333-124674) filed on June 24, 2005).

4.2		—	Registration Rights Agreement dated as of July 28, 2005 by and among the Company and the stockholders signatory thereto (incorporated by reference to Exhibit 10.1 to Form 8-K filed on August 3, 2005).

4.3		—	Registration Rights Agreement, dated November 18, 2008, by and among the Company and Diamondback (incorporated by reference to Exhibit 10.2 to Form 8-K filed on November 21, 2008).

4.4		—	Indenture, dated November 18, 2008, by and among the Company, its subsidiaries, and Wilmington Trust FSB, as Trustee and Collateral Agent (incorporated by reference to Exhibit 4.1 to Form 8-K filed on November 21, 2008).

4.5	†	—	Form of Restricted Stock Agreement for Employees without Employment Agreements (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-130615) filed on December 22, 2005).

4.6	†	—	Form of Restricted Stock Agreement for Executives with Employment Agreements (filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-130615) filed on December 22, 2005).

4.7	†	—	Form of Restricted Stock Agreement for Non-Employee Directors (filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (Registration No. 333-130615) filed on December 22, 2005).

4.8	†	—	2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 31, 2005).

5.1	*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

12.1	*	—	Computation of Ratio of Earnings to Fixed Charges and Preference Securities Dividends

23.1	*	—	Consent of Schneider Downs & Co., Inc., Independent Registered Public Accounting Firm

23.2	*	—	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

23.3	*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

24.1	*	—	Powers of Attorney (included on the signature pages of this registration statement)

25.1	*	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture

*	Filed herewith.

†	Management contract or compensatory plan or arrangement.